UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

SCHEDULE 14A

_________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

Genie Energy Ltd.

(Name of Registrant as Specified In Its Charter)

________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(l) and 0-11.

GENIE ENERGY LTD.
520 Broad Street
Newark, New Jersey 07102
(973) 438-3500

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE:	11:00 a.m., Eastern Time, on Wednesday, May 10, 2023.
PLACE:	Genie Energy Ltd.’s offices at 520 Broad Street, 4th Floor, Newark, New Jersey 07102.
ITEMS OF BUSINESS:

1.      To elect five directors, each for a term of one year.

2.      To approve an amendment to the Genie Energy Ltd. Stock Option and Incentive Plan that will: (a) increase the number of shares of the Company’s Class B common stock available for the grant of awards thereunder by 500,000; (b) revise the provision regarding changes to awarded deferred stock units (which are sometimes referred to as restricted stock units and which we refer to in this proxy statement as “DSUs”); and (c) make changes to certain definitions in the Plan.

3.      To transact other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

RECORD DATE:	You can vote if you were a stockholder of record at 5:00 p.m. Eastern time on March 13, 2023.
PROXY VOTING:	You can vote either in person at the Annual Meeting or by proxy without attending the meeting. See details under the heading “How do I Vote?”
ANNUAL MEETING IN-PERSON ADMISSION:

If you were a stockholder of record as of March 13, 2023, a form of personal photo identification must be presented in order to be admitted to the Annual Stockholders Meeting. If your shares are held in the name of a bank, broker or other holder of record, you must bring a brokerage statement or other written proof of ownership as of March 13, 2023 with you to the Annual Stockholders Meeting, as well as a form of personal photo identification.

The Company requests that any stockholder seeking to attend the Annual Stockholders Meeting in person first email the Company’s investor relations department at invest@genie.com to RSVP.

ANNUAL MEETING DIRECTIONS:	You may request directions to the Annual Meeting via email at invest@genie.com or by calling Genie Investor Relations at (973) 438-3848.

Important Notice Regarding the Availability of Proxy Materials for
the genie energy ltd. Stockholders Meeting to be Held on MAY 10, 2023:
The Notice of Annual Meeting and Proxy Statement and the 2022 Annual Report on Form 10-K are available at:
https://genie.com/investors/investor-relations/

BY ORDER OF THE BOARD OF DIRECTORS

Joyce Mason
Corporate Secretary

Newark, New Jersey
April 3, 2023

GENIE ENERGY LTD.
520 Broad Street
Newark, New Jersey 07102
(973) 438-3500

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PROXY STATEMENT

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GENERAL INFORMATION

Introduction

This Proxy Statement is being furnished to the stockholders of record of Genie Energy Ltd., a Delaware corporation (the “Company” or “Genie”) as of 5:00 p.m. Eastern Time on March 13, 2023, in connection with the solicitation by the Company’s Board of Directors (the “Board of Directors”) of proxies for use in voting at the Company’s 2022 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held on Wednesday, May 10, 2023 at 11:00 a.m., Eastern Time, at Genie Energy Ltd.’s offices at 520 Broad Street, 4th Floor, Newark, New Jersey 07102. The shares of the Company’s Class A common stock, par value $0.01 per share (“Class A Common Stock”), Class B common stock, par value $0.01 per share (“Class B Common Stock”) and Series 2012-A Preferred Stock (“Preferred Stock”) present at the Annual Meeting or represented by the proxies received by Internet or mail (properly marked, dated and executed) and not revoked, will be voted at the Annual Meeting. This Proxy Statement is being mailed to the Company’s stockholders starting on or about April 7, 2023.

Solicitation and Voting Procedures

This solicitation of proxies is being made by the Company. The solicitation is being conducted by mail and by e-mail, and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and any reimbursements paid to brokerage firms and others for their expenses incurred in forwarding the solicitation materials regarding the Annual Meeting to the beneficial owners of the Company’s Class A Common Stock, Class B Common Stock and Preferred Stock. The Company may conduct further solicitations personally, by telephone or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

The Board of Directors has fixed 5:00 p.m. Eastern time on Monday, March 13, 2023 as the record date (the “Record Date”) for determining the holders of shares of Class A Common Stock, Class B Common Stock and Preferred Stock entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, the Company had 26,878,780 shares issued and outstanding and entitled to vote at the Annual Meeting, consisting of 1,574,326 shares of Class A Common Stock, 24,438,743 shares of Class B Common Stock and 865,711 shares of Preferred Stock.

Stockholders are entitled to three votes for each share of Class A Common Stock held by them and one-tenth of one vote for each share of Class B Common Stock and each share of Preferred Stock held by them. The holders of Class A Common Stock, Class B Common Stock and Preferred Stock will vote as a single body on all matters presented to the stockholders. There are no dissenters’ rights of appraisal in connection with any proposal.

How do I Vote?

You can vote either in person at the Annual Meeting or by proxy without attending the meeting.

Beneficial holders of the Company’s Class A Common Stock, Class B Common Stock and Preferred Stock, as of the close of business in New York, New York on the Record Date, whose stock is held of record by another party should receive voting instructions from their bank, broker or other holder of record. If a stockholder’s shares are held through a nominee and the stockholder wants to vote at the meeting, such stockholder must obtain a proxy from the nominee record holder authorizing such stockholder to vote at the Annual Meeting.

Stockholders of record should receive a paper copy of our proxy materials and may vote by following the instructions on the proxy card that is included with the proxy materials. As set forth on the proxy card, there are two convenient methods for holders of record to direct their vote by proxy without attending the Annual Meeting: via Internet or by mail. To vote by Internet, visit www.voteproxy.com. To vote by mail, mark, date and sign the enclosed proxy card and return it in the postage-paid envelope provided. Holders of record may also vote by attending the Annual Meeting and voting by ballot. All shares for which a proxy has been duly executed and delivered (by Internet or mail) and not properly revoked prior to the meeting will be voted at the Annual Meeting. If a stockholder of record signs and returns a proxy card but does not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors. If any other matters are properly presented at the Annual Meeting for consideration and if you have voted your shares by Internet or mail, the persons named as proxies will have the discretion to vote on those matters for you. On the date of filing this Proxy Statement with the Securities and Exchange Commission (the “SEC”), the Board of Directors did not know of any other matter to be raised at the Annual Meeting.

How Can I Change My Vote?

A stockholder of record can revoke his, her or its proxy at any time before it is voted at the Annual Meeting by delivering to the Company (to the attention of Joyce J. Mason, Esq., Corporate Secretary) a written notice of revocation or by executing a later-dated proxy by Internet or mail, or by attending the Annual Meeting and voting in person.

If your shares are held in the name of a bank, broker, or other nominee, you must obtain a proxy executed in your favor from the holder of record (that is, your bank, broker, or nominee) to be able to vote at the Annual Meeting.

What Constitutes a Quorum for the Meeting and What is the Vote Required for the Proposals?

The presence at the Annual Meeting of a majority of the voting power of the Company’s outstanding Class A Common Stock, Class B Common Stock and Preferred Stock (voting together), either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and any broker non-votes (i.e., votes withheld by brokers on non-routine proposals in the absence of instructions from beneficial owners) will be counted as present or represented at the Annual Meeting for purposes of determining whether a quorum exists.

The affirmative vote of a majority of the voting power present (in person or by proxy) at the Annual Meeting and casting a vote on a Proposal will be required for the approval of the election of any director (Proposal No. 1) and the amendment to the Company’s 2021 Stock Option and Incentive Plan, as amended and restated (the “2021 Plan”) (Proposal No. 2). This means that the number of votes cast “for” a director nominee or “for” Proposal No. 2 must exceed the number of votes cast “against” that director nominee or Proposal No. 2, respectively. Abstentions are not counted as votes “for” or “against” a director nominee or any of these proposals.

If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required under the rules of the New York Stock Exchange (“NYSE”). In the event of a broker non-vote or an abstention with respect to any proposal coming before the Annual Meeting, the shares represented by the relevant proxy will not be deemed to be present and entitled to vote on those proposals for the purpose of determining the total number of shares of which a majority is required for adoption, having the practical effect of reducing the number of affirmative votes required to achieve a majority vote for such matters by reducing the total number of shares from which a majority is calculated.

If you are a beneficial owner whose shares are held of record by a broker, your broker does not have discretionary authority to vote on the election of directors (Proposal No. 1), the adoption of an amendment to the 2021 Plan (Proposal No. 2) or on any stockholder proposal or other matter raised at the Annual Meeting without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters.

How Many Votes Are Required to Approve Other Matters?

Unless otherwise required by law or the Company’s Bylaws, the affirmative vote of a majority of the voting power represented at the Annual Meeting and casting a vote on the matter will be required for other matters that may properly come before the meeting.

Stockholders Sharing the Same Address

We are sending only one copy of the Company’s 2022 Annual Report on Form 10-K and this Proxy Statement to stockholders of record who share the same last name and address, unless they have notified the Company that they want to continue to receive multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and printings and postage costs. However, if any stockholder residing at such address wishes to receive a separate Annual Report or Proxy Statement in the future, he or she may contact Joyce J. Mason, Esq., Corporate Secretary, Genie Energy Ltd., 520 Broad Street, Newark, New Jersey 07102, or by phone at (973) 438-3500, and we will promptly forward to such stockholder a separate Annual Report or Proxy Statement. The contact information above may also be used by members of the same household currently receiving multiple copies of the 2022 Annual Report and Proxy Statement in order to request that only one set of materials be sent in the future.

Fiscal Year

The Company’s fiscal year ends on December 31st of each calendar year.

CORPORATE GOVERNANCE

Introduction

The Company has in place a comprehensive corporate governance framework that reflects the corporate governance requirements of the Sarbanes-Oxley Act of 2002, the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, and the corporate governance-related listing requirements of the New York Stock Exchange.

In accordance with Sections 303A.09 and 303A.10 of the New York Stock Exchange Listed Company Manual, the Company has adopted a set of Corporate Governance Guidelines and a Code of Business Conduct and Ethics, the full texts of which are available for your review in the Governance section of our website at http://genie.com/governance.php and which also are available in print to any stockholder upon written request to the Corporate Secretary.

Director Independence

The Corporate Governance Guidelines adopted by the Board of Directors provide that a majority of the members of the Board of Directors, and each member of the Audit, Compensation, Corporate Governance and Nominating Committees, must meet the independence requirements set forth therein. The full text of the Corporate Governance Guidelines, including the independence requirements, is available for your review in the Governance section of our website at https://genie.com/investors/governance-documents/. For a director to be considered independent, the Board of Directors must determine that a director meets the Independent Director Qualification Standards set forth in the Corporate Governance Guidelines, which comply with the New York Stock Exchange definition of independent, and is free from any material relationship with the Company and its executive officers. The Board of Directors considers all relevant facts and circumstances known to it in making an independence determination, and not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation or significant financial interest. In addition to considering all relevant information available to it, the Board of Directors uses the following categorical Independent Director Qualification Standards in determining the “independence” of its directors:

1.      During the past three years, the Company shall not have employed the director or, except in a non-officer capacity, any of the director’s immediate family members;

2.      During the past three years, the director shall not have received, and shall not have an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

3.      (a) The director shall not be a current partner or employee of a firm that is the Company’s internal or external auditor, (b) the director shall not have an immediate family member who is a current partner of such firm, (c) the director shall not have an immediate family member who is a current employee of such firm and personally works on the Company’s audit, and (d) neither the director nor any of his or her immediate family members shall have been, within the last three years, a partner or employee of such firm and personally worked on the Company’s audit within that time;

4.      Neither the director, nor any of his or her immediate family members, shall be, or shall have been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation (or equivalent) committee; and

5.      The director shall not be a current employee and shall not have an immediate family member who is a current executive officer of a company (excluding tax-exempt organizations) that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of (a) $1 million or (b) two percent of the consolidated gross revenues of such other company. The Corporate Governance Committee will review the materiality of such relationship to tax-exempt organizations to determine if such director qualifies as independent.

Based on the review and recommendation of the Corporate Governance Committee, the Board of Directors has determined that each of W. Wesley Perry (Wes Perry), Alan Rosenthal and Allan Sass is independent in accordance with the Corporate Governance Guidelines and, thus, that a majority of the director nominees, and each member or nominee intended to become a member of the Audit, Compensation, Corporate Governance and Nominating Committees is independent.

As used herein, the term “independent director” shall mean any director who is not an employee of, or consultant to, the Company, and who is deemed to be independent by the Board of Directors. Therefore, Howard Jonas and Joyce Mason are not independent directors. None of the other independent directors or director nominees had any relationships with the Company that the Corporate Governance Committee was required to consider when reviewing independence.

Director Selection Process

The Nominating Committee will consider director candidates recommended by the Company’s stockholders. Stockholders may recommend director candidates by contacting the Chairman of the Board as provided under the heading “Director Communications.” The Nominating Committee considers candidates suggested by its members, other directors, senior management and stockholders in anticipation of upcoming elections and actual or expected board vacancies. All candidates, including those recommended by stockholders, are evaluated on the same basis in light of the entirety of their credentials and the needs of the Board of Directors and the Company. Of particular importance is the candidate’s wisdom, integrity, ability to make independent analytical inquiries, understanding of the business environment in which the Company operates, as well as his or her potential contribution to the diversity of the Board of Directors and his or her willingness to devote adequate time to fulfill duties as a director. Under “Proposal No. 1 — Election of Directors” below, we provide an overview of each nominee’s experience, qualifications, attributes and skills that led the Nominating Committee and the Board of Directors to determine that each nominee should serve as a Director.

Director Communications

Stockholders and other interested persons seeking to communicate directly with the Board of Directors, with the lead independent director (currently Mr. Perry), or the independent directors as a group, should submit their written comments c/o Lead Independent Director at our principal executive offices, Genie Energy Ltd., 520 Broad Street, Newark, New Jersey 07102. The lead independent director will review any such communication at the next regularly scheduled Board meeting unless, in his or her judgment, earlier communication to the Board is warranted. If a stockholder communication raises concerns about the ethical conduct of the Company or its management, it should be sent directly to our Corporate Secretary, Joyce J. Mason, Esq., at our principal executive offices, Genie Energy Ltd., 520 Broad Street, Newark, New Jersey 07102. The Corporate Secretary will promptly forward a copy of any such communication to the Chairman of the Audit Committee and, if appropriate, our Chairman of the Board, and take such actions as they deem necessary to ensure that the subject matter is addressed by the appropriate committee of the Board of Directors, by management and/or by the full Board of Directors.

The Corporate Secretary may filter out and disregard or re-direct (without providing a copy to the directors or advising them of the communication), or may otherwise handle at his or her discretion, any director communication that falls into any of the following categories:

•        Obscene materials;

•        Unsolicited marketing or advertising material or mass mailings;

•        Unsolicited newsletters, newspapers, magazines, books and publications;

•        Surveys and questionnaires;

•        Resumes and other forms of job inquiries;

•        Requests for business contacts or referrals;

•        Material that is threatening or illegal; or

•        Any communications or materials that are not in writing.

In addition, the Corporate Secretary may handle in her discretion any director communication that can be described as an “ordinary business matter.” Such matters include the following:

•        Routine questions, service and product complaints and comments that can be appropriately addressed by management; and

•        Routine invoices, bills, account statements and related communications that can be appropriately addressed by management.

BOARD OF DIRECTORS AND COMMITTEES

Board of Directors

The Board of Directors held nine (9) meetings in 2022. In 2022, each of the Company’s directors attended or participated in 75% or more of the aggregate of (i) the total number of regularly scheduled meetings of the Board of Directors held during the period in which each such director served as a director and (ii) the total number of regularly scheduled meetings held by each committees of the Board of Directors during the period in which each such director served on such committees.

Directors are encouraged to attend the Company’s annual meetings of stockholders, and the Company generally schedules a meeting of the Board of Directors on the same date and at the same place as the annual meeting of stockholders. All of the members constituting the Board of Directors at the time of the 2022 Annual Meeting of Stockholders attended that meeting via video conference.

Board of Directors Leadership Structure and Risk Oversight Role

Howard S. Jonas has served as Chairman of the Board since the Company’s inception. From January 2014 until November 2017, he also served as Chief Executive Officer. On November 1, 2017, Michael Stein, who was then Chief Executive Officer of Genie Retail Energy, Inc. (GRE), was appointed as Chief Executive Officer of the Company. Howard S. Jonas remains Chairman of the Board, which is not an officer position, and continues to provide overall leadership to the Board of Directors in its oversight function. The risk management oversight roles of the Audit, Compensation and Corporate Governance Committees discussed below, each of which are comprised solely of independent directors, provide an appropriate and effective balance to the Chairman of the Board role.

Section 303A.03 of the New York Stock Exchange Listed Company Manual requires that the independent directors of the Company meet without management at regularly scheduled executive sessions. These executive sessions are held at every regularly scheduled meeting of the Board of Directors. Wes Perry, an independent director and the “Lead Independent Director,” serves as the presiding director of these executive sessions and has served in that capacity since October 24, 2011. The Board of Directors determined that the role of Lead Independent Director was important to maintain a well-functioning Board of Directors that objectively assesses management’s proposals.

The Board of Directors and each of its committees conduct annual self-assessments to review and monitor their respective continued effectiveness.

As stated above, each of the Audit, Compensation and Corporate Governance Committees oversees certain aspects of risk management and reports its respective findings to the full Board of Directors on a quarterly basis, and as is otherwise needed. The Audit Committee is responsible for overseeing risk management of financial matters, financial reporting, the adequacy of the risk-related internal controls, internal investigations, and security risks, generally. The Compensation Committee oversees risks related to compensation policies and practices. The Corporate Governance Committee oversees our Corporate Governance Guidelines and governance-related risks, such as board independence, as well as senior management succession planning.

Board Committees

The Board of Directors established an Audit Committee, a Compensation Committee, a Corporate Governance Committee and a Nominating Committee.

Audit Committee

The Audit Committee consists of Wes Perry (Chairman), Alan Rosenthal and Allan Sass, and is responsible for, among other things, the appointment, compensation, removal and oversight of the work of the Company’s independent registered public accounting firm. The Audit Committee also oversees management’s performance of its responsibility for the integrity of the Company’s accounting and financial reporting and its systems of internal controls, the performance of the Company’s internal audit function and the Company’s compliance with legal and regulatory requirements. The Audit Committee operates under a written Audit Committee charter adopted by the Board of Directors, which can be found in the Governance section of our web site, https://genie.com/investors/governance/, and is also available in print to any stockholder upon request to the Corporate Secretary. The Audit Committee held seven (7) meetings during 2022. The Board of Directors, upon recommendation of the Corporate Governance Committee, has determined that (i) all of the members of the Audit Committee are independent within the meaning of the Section 303A.07(b) and Section 303A.02 of the New York Stock Exchange Listed Company Manual and Rule 10A-3(b) under the Securities Exchange Act of 1934, and (ii) that Mr. Perry qualifies as an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K.

Compensation Committee

The Compensation Committee is responsible for, among other things, reviewing, evaluating and approving all compensation arrangements for the executive officers of the Company, evaluating the performance of executive officers, administering the Company’s 2011 and 2021 Stock Option and Incentive Plans, and recommending to the Board of Directors the compensation for Board members, such as retainers, committee and other fees, stock option, restricted stock and other stock awards, and other similar compensation as deemed appropriate. The Compensation Committee confers with the Company’s executive officers when making the above determinations. The Compensation Committee currently consists of Messrs. Rosenthal (Chairman) and Perry. The Compensation Committee held seven (7) meetings during 2022. The Compensation Committee operates under a written charter adopted by the Board of Directors, which can be found in the Governance section of our web site, https://genie.com/investors/governance/, and which is also available in print to any stockholder upon request to the Corporate Secretary. The Board of Directors, upon recommendation of the Corporate Governance Committee, has determined that both of the members of the Compensation Committee are independent within the meaning of Section 303A.02 of the New York Stock Exchange Listed Company Manual and the categorical standards set forth above.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee has served as an officer or employee of the Company or has any relationship with the Company that is required to be disclosed under the heading “Related Person Transactions.” No executive officer of the Company served or serves on the compensation committee (or other board committee performing equivalent functions) of any company that employed or employs as an executive officer any member of the Company’s Compensation Committee.

Corporate Governance Committee

The Corporate Governance Committee is responsible for, among other things, reviewing and reporting to the Board of Directors on matters involving relationships among the Board of Directors, the stockholders and senior management. The Corporate Governance Committee (i) reviews the Corporate Governance Guidelines and other policies and governing documents of the Company and recommends revisions as appropriate, (ii) reviews any potential conflicts of interests of independent directors, (iii) reviews and monitors related person transactions, (iv) oversees the self-evaluations of the Board of Directors, the Audit Committee and the Compensation Committee and (v) reviews and determines director independence, and makes recommendations to the Board of Directors regarding director independence. The Corporate Governance Committee currently consists of Messrs. Rosenthal (Chairman), Perry and Sass. The Corporate Governance Committee held six (6) meetings in 2022. The Corporate Governance Committee operates under a written charter adopted by the Board of Directors, which can be found in the Governance section of our web site, https://genie.com/investors/governance/, and which is also available in print to any stockholder upon request to the Corporate Secretary. The Board of Directors, upon recommendation of the Corporate Governance Committee, has determined that all of the members of the Corporate Governance Committee are independent within the meaning of Section 303A.02 of the New York Stock Exchange Listed Company Manual and the categorical standards set forth above.

Nominating Committee

The Nominating Committee is responsible for overseeing nominations to the Board of Directors, including: (i) developing the criteria and qualifications for membership on the Board of Directors, (ii) recommending candidates to fill new or vacant positions on the Board of Directors, and (iii) conducting appropriate inquiries into the backgrounds of potential candidates. A summary of new director qualifications can be found under the heading “Director Selection Process.” The Nominating Committee currently consists of Wes Perry (Chairman) and Alan Rosenthal. Wes Perry and Alan Rosenthal are independent in accordance with Section 303A.02 of the New York Stock Exchange Listed Company Manual. The Nominating Committee operates under a written charter adopted by the Board of Directors, which can be found in the Governance section of our web site, https://genie.com/investors/governance/, and which is also available in print to any stockholder upon request to the Corporate Secretary. The Nominating Committee held one (1) meeting during 2022.

2022 COMPENSATION FOR INDEPENDENT DIRECTORS

Annual compensation for independent directors for 2022 was comprised of equity compensation, consisting of awards of restricted shares of Class B Common Stock, and cash compensation. Each of these components is described in more detail below.

Director Equity Grants

Pursuant to the Company’s 2021 Stock Option and Incentive Plan, which we refer to as the 2021 Plan, each director of the Company who is deemed to be independent will receive, on each January 5th (or the next business day thereafter), an annual grant of 2,920 restricted shares of our Class B Common Stock, which will vest in full immediately upon grant. A new independent director who becomes a member of the Board of Directors during the course of the calendar year receives an automatic grant on the date that he or she becomes a director in the amount specified above, pro-rated based on the calendar quarter of the year in which such person becomes a director. The stock is granted on a going forward basis, before the director completes his or her service for the calendar year. All such grants of stock to directors are subject to certain terms and conditions described in the 2021 Plan, as may be amended and restated from time to time.

Director Board Retainers

Each director of the Company who is deemed to be independent and who attends at least 75% of the regularly scheduled meetings of the Board of Directors and committees of which he or she is a member during a calendar year will receive an annual cash retainer of $50,000 (in addition to the 2,920 restricted shares of Class B Common Stock). Such payment will be made in January of the calendar year following attendance of at least 75% of the regularly scheduled Board of Directors and committee meetings during the preceding year, and is pro-rated, based on the number of quarters in the relevant year that the director serves, for independent directors who join the Board of Directors or depart from the Board of Directors during the prior year, if such director attended 75% of the regularly scheduled Board of Directors and committee meetings for the period when he or she was a director. Each independent director has the option to receive any or all of the $50,000 cash component of the annual retainer in the form of fully vested restricted shares of Class B Common Stock, the value of which shall be based on the average of the high and low price of the Company’s Class B Common Stock on the trading date immediately prior to the grant.

The Company’s Chief Executive Officer may, in his or her discretion, waive the requirement of 75% attendance by an independent director to receive the annual cash retainer in the case of mitigating circumstances. There is no additional compensation for serving on a committee as a committee chair, or for serving as the Lead Independent Director.

2022 Director Compensation Table

The following table lists the 2022 compensation for each person who served as an independent director during 2022, and for Mr. Courter, who is not an independent director of the Company but serves as a paid consultant to the Company. Mr. Courter, who served as a director through May 12, 2021 and has served as a non-voting ex-officio director since that date, did not receive any compensation for his service as an ex-officio director during 2022. Howard S. Jonas’ compensation is included in the Related Person Transaction section of this Proxy Statement and Howard S. Jonas is compensated as Chairman, which is not an officer position.

Name	Dates of Board Service During 2022	Fees Earned or Paid in Cash ($)(1)	Fees Earned or Paid in Stock(2) ($)		Stock Awards ($)		All Other Compensation ($)		Total ($)
W. Wesley Perry	01/01/2022 – 12/31/2022	$—	$50,000	(3)	$16,337	(4)	$—		$66,337
Alan Rosenthal	01/01/2022 – 12/31/2022	$50,000	$—		$16,337	(4)	$—		$66,337
Allan Sass	01/01/2022 – 12/31/2022	$50,000	$—		$16,337	(4)	$—		$66,337
James A. Courter	01/01/2022 – 12/31/2022	$—	$—		$—		$125,000	(5)	$125,000

____________

(1)      Represents the cash portion of the Board of Directors annual retainer paid in 2022.

(2)      Represents the annual Class B Common Stock portion of the Board of Directors retainer paid in 2022 in lieu of the $50,000 annual cash retainer.

(3)      Mr. Perry chose to receive 8,937 shares of Class B Common Stock at a price of $5.595 per share in lieu of the $50,000 annual cash retainer.

(4)      Represents the grant date fair value of an award of 2,920 shares of the Company’s Class B Common Stock on January 5, 2022, computed in accordance with FASB ACS Topic 718R.

(5)      Reflects $125,000 paid by the Company to Mr. Courter in cash for consulting fees. Mr. Courter did not receive any compensation for his service as an ex-officio director.

Independent directors held the following shares of the Company’s Class B Common Stock granted for director service, and the following options to purchase shares of Class B Common Stock of the Company, as of December 31, 2022:

Name	Class B Common Stock	Options to Purchase Class B Common Stock
W. Wesley Perry	78,857	—
Alan Rosenthal	32,850	—
Allan Sass	32,850	—

RELATED PERSON TRANSACTIONS

Review of Related Person Transactions

The Board of Directors has adopted a Statement of Policy with respect to Related Person Transactions, which is administered by the Corporate Governance Committee. This policy covers any transaction or series of transactions in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000 and a Related Person has a direct or indirect material interest, as well as transactions which, despite not meeting the quantitative criteria set forth above, might otherwise be material to investors based on qualitative factors, as determined by the Corporate Governance Committee with input from the Company’s management and advisors. Related Persons include directors, director nominees, executive officers, any beneficial holder of more than 5% of any class of the Company’s voting securities, and any immediate family member of any of the foregoing persons. Transactions that fall within this definition are considered by the Corporate Governance Committee for approval or other action. Based on its consideration of all of the relevant facts and circumstances, the Corporate Governance Committee is tasked with determining whether or not to approve such transactions and will approve only those transactions that are in the best interests of the Company and its stockholders. If the Company becomes aware of an existing Related Person Transaction that has not been approved under this Policy, the matter will be referred to the Corporate Governance Committee. The Corporate Governance Committee will evaluate all options available, including approval, revision or termination of such transaction.

Transactions with Related Persons, Promoters and Certain Control Persons

All of the following Related Person Transactions were approved in accordance with the policy described above:

The Transition Services Agreement between Genie Energy Ltd. and IDT Corporation, dated October 28, 2011 (the “TSA”), pursuant to which IDT, for which Howard Jonas serves as Chairman (an executive officer position) and Chairman of the Board, continues to provide certain services, including, but not limited to, relating to human resources, employee benefits administration, finance, accounting, tax, internal audit, facilities, investor relations and legal. Trusts for the benefit of Howard Jonas and his children, if aggregated together, own a controlling interest in each of Genie and IDT. Additionally, under the same agreement, Genie provides specified administrative services to certain of IDT’s foreign subsidiaries. Furthermore, IDT granted us a license to use the IDT and IDT Energy names for our retail energy provider (REP) business. IDT charged Genie a total of $1,492,759, including charges from net2phone, a subsidiary of IDT, of $26,181 for services provided pursuant to the TSA during 2022. Genie charged IDT for certain payroll allocations in the aggregate amount of $130,695 during 2022. As of December 31, 2022, Genie owed IDT $187,149 (including $2,207 owed to net2Phone), and IDT owed Genie $20,077.

The Company leased office space at 520 Broad Street, Newark, NJ from Rafael Holdings, Inc. (“Rafael”), a company whose Executive Chairman (an executive officer position) is Howard Jonas, the Company’s Chairman of the Board. Until August 2022, the building was owned by a subsidiary of Rafael. Trusts for the benefit of Howard Jonas and his children, if aggregated together, own a controlling interest in Rafael and the Company. Genie receives certain connectivity and other services from Rafael, for which it paid Rafael a total of $153,967 during Fiscal 2022. Rafael charges the Company $26.21 per square foot annually for approximately 8,631 square feet of space. As of December 31, 2022, Genie owed Rafael $0.

On February 7, 2022, the Company granted to each of Howard Jonas and Michael Stein a 1.5% membership interest in Genie Ventures, LLC, a subsidiary of the Company.

On May 11, 2022, the Company granted Michael Stein, the Company’s Chief Executive Officer, a contractual right to receive 2.5% of the net cash flow of Citycom Essential Services Inc., a subsidiary of the Company (“Citycom”) during 2022. In February 2023, Michael Stein received $10,750 in connection with such contractual rights for Fiscal 2022. On March 9, 2023, Mr. Stein was again granted a contractual right to receive 2.5% of the net cash flow of Citycom during 2023.

On December 22, 2022, the Company approved a grant of a 1% interest in the issued and outstanding equity of Genie Solar Inc., and Diversegy, LLC, both subsidiaries of the Company, to each of Howard Jonas and Michael Stein.

On February 11, 2022, Mr. Jonas was awarded 110,000 Deferred Stock Units (“DSUs”) and Michael Stein, the Company’s Chief Executive Officer and the son-in-law of Howard Jonas, was awarded 90,000 DSUs. The DSUs entitled Mr. Jonas and Mr. Stein to receive (i) one share of Class B Common Stock on the business day following the date our Class B Common Stock had a 30 trading day average closing price of $9.04 or greater, and (i) one share of Class B Common Stock on the business day following the date our Class B Common Stock had a 30 trading day average closing price of $10.84 or greater. The DSUs expired on February 10, 2023 with the conditions being satisfied on August 3, 2022 and February 10, 2023, respectively. On August 3, 2022, Mr. Jonas received a grant of 110,000 restricted shares of Class B Common Stock of which 36,667 will vest on each of August 3, 2023 and August 3, 2024, and 36,666 will vest on August 3, 2025, and he is entitled to receive another 110,000 restricted shares of Class B Common Stock of which 36,667 will vest on each of February 10, 2024 and February 10, 2025 and 36,666 will vest on February 10, 2026. On August 3, 2022, Mr. Stein received a grant of 90,000 restricted shares of Class B Common Stock of which 30,000 vest on each of August 3, 2023, August 3, 2024 and August 3, 2025, and he is entitled to receive a grant of another 90,000 restricted shares of Class B Common Stock of which 30,000 will vest on each of February 10, 2024, February 10, 2025 and February 10, 2026.

Howard S. Jonas, Chairman of the Board, is the father-in-law of Michael Stein, the Company’s Chief Executive Officer. Mr. Jonas’ total compensation for 2022 was $1,689,550, which included a base salary of $200,000, a bonus of $325,000, $1,128,000 representing the value of the grant to Mr. Jonas of 110,000 restricted shares of Class B Common Stock of which 36,667 will vest on each of August 3, 2023 and August 3, 2024, and 36,666 will vest on August 3, 2025, and $36,500 representing the amount of dividends received on unvested restricted shares of Class B Common Stock.

Michael Stein, the Company’s Chief Executive Officer, is the son-in-law of Howard Jonas. Mr. Stein’s total compensation during 2022 is set forth in the Summary Compensation Table below.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s Class A Common Stock, Class B Common Stock and Preferred Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Class A Common Stock, the Class B Common Stock or the Preferred Stock of the Company, (ii) each of the Company’s directors, director nominees, and the Named Executive Officers, and (iii) all directors (including the ex-officio director), director nominees, Named Executive Officers and executive officers of the Company as a group. Unless otherwise noted in the footnotes to the table, to the best of the Company’s knowledge, the persons named in the table have sole voting and investing power with respect to all shares indicated as being beneficially owned by them.

Unless otherwise noted, the security ownership information provided below is given as of March 31, 2023, and all shares are owned directly by the named stockholder. Percentage ownership information is based on the following amount of outstanding shares: 1,574,326 shares of Class A Common Stock, 24,438,743 shares of Class B Common Stock and 865,711 shares of Preferred Stock. In computing the number of shares of Class B Common Stock beneficially owned by a person and the percentage ownership of that person, we included (i) shares of Class B Common Stock subject to options held by that person that are currently exercisable or exercisable within sixty days of March 31, 2023, and (ii) shares issuable upon the vesting of deferred stock units held by that person that may vest within sixty days of March 31, 2023.

Name	Number of Shares of Class A Common Stock	Percentage of Ownership of Class A Common Stock	Number of Shares of Class B Common Stock		Percentage of Ownership of Class B Common Stock	Number of Shares of Preferred Stock		Percentage of Ownership of Preferred Stock	Percentage of Aggregate Voting Power δ
Howard S. Jonas 520 Broad Street Newark, NJ 07102			3,683,869	(1)	14.2%	—		—	3.1%
The Liora Jonas Stein 2020 Florida Trust 9477 Westover Club Circle Windermere, FL 34786	196,791	12.5%	443,631		1.8%	—		—	8.8%
The Michael Jonas 2020 New Jersey Trust 20 Constitution Court East Brunswick, NJ 08816	196,791	12.5%	443,631		1.8%	—		—	8.8%
The Miriam Jonas 2020 New Jersey Trust 88 Crescent Avenue Passaic, NJ 07055	196,791	12.5%	443,631		1.8%	—		—	8.8%
The Samuel Jonas 2020 New Jersey Trust 53 Copley Avenue Teaneck, NJ 07666	196,791	12.5%	443,631		1.8%	—		—	8.8%
The Jonathan Jonas 2020 South Dakota Trust 330 South Poplar Avenue, Suite 103 Pierre, SD 57501	196,791	12.5%	443,631		1.8%	—		—	8.8%
The Joseph Jonas 2020 Alaska Trust 3000 A Street, Suite 200 Anchorage, AK 99503	196,791	12.5%	443,631		1.8%	—		—	8.8%
The Rachel Jonas 2020 Nevada Trust 4465 South Jones Boulevard Las Vegas, NV 89103	196,790	12.5%	443,631		1.8%	—		—	8.8%
The Tamar Jonas 2020 Nevada Trust 1840 East Springs Road, Suite 105 Las Vegas, NV 89119	196,790	12.5%	443,631		1.8%	—		—	8.8%
Avi Goldin			132,783	(2)	*	112	(3)	*	*
Michael Stein			441,548	(4)	1.8%	—		—	*
James A. Courter			343,632		1.4%	—		—	*
Joyce Mason			28,594	(5)	*	—		—	*
W. Wesley Perry			162,883	(6)	*	—		—	*
Alan Rosenthal			59,003	(7)	*	—		—	*
Allan Sass			35,770		*	4,390		*	*
All directors, Named Executive Officers and executive officers as a group (8 persons)			4,888,082	(8)	18.9%	4,502		*	4.8%

____________

*        Less than 1%.

δ        Voting power represents combined voting power of our Class A Common Stock (three votes per share) and our Class B Common Stock and Preferred Stock (one-tenth of one vote per share). Excludes shares underlying stock options and unvested deferred stock units.

(1)      Consists of (a) 118,436 shares of the Company’s Class B Common Stock held by Mr. Jonas directly, (b) 143,333 restricted shares of Class B Common Stock held by Mr. Jonas directly, (c) 628,640 shares of Class B Common Stock held by the HSJ 2022 Annuity Trust I, (d) 1,085,645 shares of Class B Common Stock held by the HSJ 2019 Remainder Trust, (e) 1,556 shares of the Company’s Class B Common Stock beneficially owned by a custodial account for the benefit of a child of Mr. Jonas (of which Mr. Jonas is the custodian), (f) 275,047 shares of Class B Common Stock owned by the Jonas Foundation, (i) options to purchase 382,994 shares of the Company’s Class B Common Stock held by Mr. Jonas directly, which are currently exercisable and (j) warrants to purchase 1,048,218 shares of Class B Common Stock at $4.77 per share, which shall expire on June 8, 2023. Does not include (i) an aggregate of 7,386,262 shares of the Company’s Class B Common Stock beneficially owned by trusts for the benefit of the children of Mr. Jonas, as Mr. Jonas does not exercise or share investment control of these shares, (ii) 375,033 shares of the Company’s Class B Common Stock owned by the Howard S. & Deborah Jonas Foundation, as Mr. Jonas does not beneficially own these shares, (iii) 568,088 shares of the Company’s Class B Common Stock owned by the 2012 Jonas Family, LLC (Mr. Jonas holds a minority equity interest in such entity), (iv) 258 ordinary shares of Israel Energy Initiatives, Ltd. (“IEI”) held by Mr. Jonas, (v) 346 ordinary shares of Afek Oil & Gas, Ltd. (“Afek”) held by Mr. Jonas, (vii) 290 shares of common stock of Genie Mongolia, Inc. (“GMI”) held by Mr. Jonas, (viii) 1.5% equity interest in Genie Energy Services, LLC (“GES”) held by Mr. Jonas, (ix) 1.5% equity interest in Genie Ventures, LLC held by Mr. Jonas and (x) 10 restricted shares of the common stock of Genie Solar, Inc. held by Mr. Jonas. Under the terms of the grant instruments, Mr. Jonas has the right, under certain circumstances, to convert vested shares of stock of IEI, Afek and GMI into shares of the Company’s Class B Common Stock.

(2)      Consists of (a) 71,323 shares of the Company’s Class B Common Stock held by Mr. Goldin directly, (b) 59,160 restricted shares of Class B Common Stock held by Mr. Goldin directly, (c) 1,900 shares of the Company’s Class B Common Stock held by Mr. Goldin in his Individual Retirement Account and (d) 400 shares of Class B Common Stock held in Mr. Goldin’s wife’s 401(k) account. Does not include (i) 103 ordinary shares of IEI held by Mr. Goldin, (ii) 115 ordinary shares of Afek held by Mr. Goldin, (iii) 116 shares of common stock of GMI held by Mr. Goldin, (iv) 7.5 shares of restricted Class B common stock of CityCom Essential Services, Inc. (“CityCom”) held by Mr. Goldin, (v) .5% equity interest in Genie Ventures, LLC held by Mr. Goldin and (vi) 25 restricted shares of the common stock of Genie Solar, Inc. held by Mr. Goldin. Under the terms of the grant documents, Mr. Goldin has the right, under certain circumstances, to convert vested shares of stock of IEI, Afek and GMI into shares of the Company’s Class B Common Stock.

(3)      Consists of Preferred Stock held in Mr. Goldin’s wife’s 401(k) account.

(4)      Consists of (a) 297,544 shares of the Company’s Class B Common Stock held by Mr. Stein directly, (b) 142,448 of restricted shares of Class B Common Stock, and (c) 1,556 shares of the Company’s Class B Common Stock held by Mr. Stein’s wife. Does not include (i) 35 shares of restricted Class B common stock of CityCom held by Mr. Stein, (ii) 1.5% equity interest GES held by Mr. Stein, (iii) 1.5% equity interest in Genie Ventures, LLC held by Mr. Stein and (iv) 10 restricted shares of the common stock of Genie Solar, Inc. held by Mr. Stein.

(5)      Consists of 18,012 shares of Class B Common Stock held by Ms. Mason directly, 4,982 shares of Class B Common Stock held by Ms. Mason’s husband and 5,600 shares of Class B common stock held by Ms. Mason’s son.

(6)      Consists of (a) 66,925 shares of Class B Common Stock held by Mr. Perry directly, (b) 87,625 shares of Class B Common Stock held jointly by Mr. Perry and his wife, and (c) 8,333 shares of Class B Common Stock held indirectly in Mr. Perry’s 401(k) account.

(7)      Consists of (a) 36,003 shares of the Company’s Class B Common Stock held by Mr. Rosenthal directly, (b) 2,500 shares of the Company’s Class B Common Stock held by Mr. Rosenthal in his Individual Retirement Account, (c) 17,500 shares of the Company’s Class B Common Stock held in the Endodontic Associates Retirement Account and (d) 3,000 shares of the Company’s Class B Common Stock held by Mr. Rosenthal in three accounts (1,000 shares each) for his three children.

(8)      Consists of the shares, options and warrants set forth above with respect to the Named Executive Officers, executive officers, and directors and director nominees.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company’s directors, executive officers, and any persons holding more than ten percent or more of a registered class of the Company’s equity securities are required to file reports of ownership and changes in ownership, on a timely basis, with the SEC and the New York Stock Exchange. Based on material provided to the Company, the Company believes that all such required reports were filed on a timely basis in 2022, except a Form 4 that was not filed on a timely basis on behalf of Howard Jonas related to shares withheld by the Company for tax purposes on January 5, 2022, upon the vesting of restricted shares of the Company’s Class B Common Stock

EXECUTIVE COMPENSATION

EMPLOYMENT AGREEMENTS

On November 4, 2020, the Company entered into the Third Amended and Restated Employment Agreement (the “Goldin Employment Agreement”) with Mr. Goldin to be effective as of January 1, 2021. Pursuant to the Goldin Employment Agreement, Mr. Goldin is paid an annual base salary of $400,000 to serve as the Chief Financial Officer of the Company and shall receive a guaranteed annual bonus of $140,000. In addition, Mr. Goldin is eligible to receive a discretionary bonus of $130,000.

The Goldin Employment Agreement has a three year term and shall automatically be renewed or extended for additional one-year periods unless, not later than ninety (90) days prior to any such expiration, the Company or Mr. Goldin shall have notified the other party in writing that such renewal extension shall not take effect. During the term of the agreement, Mr. Goldin is eligible to participate in the Company’s benefit plans as well as the Company’s 401(k) savings plan.

Should Mr. Goldin’s employment be terminated due to his death or disability, as defined in the Goldin Employment Agreement, Mr. Goldin (or, in the event of his death, his estate) shall receive any accrued or vested compensation, including salary and bonus(es), reimbursement for unpaid and approved business expenses through the date of termination.

If Mr. Goldin is terminated by the Company for “cause” or if Mr. Goldin resigns without “good reason”, Mr. Goldin shall be entitled to receive accrued or vested compensation, including salary and guaranteed bonus, and to be reimbursed for unpaid and approved business expenses, through the date of termination.

If the Company terminates Mr. Goldin without “cause”, or if Mr. Goldin resigns for “good reason” (which includes, among other things, a “change of control” of the Company, as defined in the agreement), the Company, subject to Mr. Goldin’s execution and delivery of the Company’s standard release agreement, shall pay to Mr. Goldin all accrued or vested compensation, including salary, guaranteed bonus, and discretionary bonus, and reimburse Mr. Goldin for unpaid and approved business expenses, through the date of termination, as well as a severance payment (the “Non-Cause Severance Payment”) equal to Mr. Goldin’s annual base salary plus the greater of (i) the amount Mr. Goldin would be entitled to under Company policy in effect at the time of termination, and (ii) Mr. Goldin’s annual base salary plus his guaranteed bonus plus discretionary bonus for the number of months equal to eighteen plus two weeks for each full year of employment of Mr. Goldin with the Company or its affiliates subsequent to January 1, 2021 (the “Minimum Severance Period”). In addition, subject to Mr. Goldin’s execution and delivery of the Company’s standard release agreement, all awards theretofore granted to Mr. Goldin under the Company’s incentive plans shall continue to vest (and the restrictions thereon lapse) on their then existing schedule. These payments shall be paid over the period of time covered thereby on the Company’s regularly scheduled payroll payment dates.

If Mr. Goldin resigns due to a CEO Change, subject to Mr. Goldin’s execution and delivery of the Company’s standard release agreement, the Company shall pay to Mr. Goldin a severance payment equal to the greater of (i) the amount Mr. Goldin would be entitled to under Company policy in effect at the time of termination, and (ii) Mr. Goldin’s annual base salary plus his guaranteed bonus for a period of twelve months.

If, upon expiration of the term of the Goldin Employment Agreement, and in the event the Company shall have notified Mr. Goldin in writing that the automatic renewal extension should not take effect, the Company, subject to Mr. Goldin’s execution and delivery of the Company’s standard release agreement, shall pay to Mr. Goldin all accrued or vested compensation, including salary, commission, guaranteed bonus and discretionary bonus, and reimburse Mr. Goldin for unpaid and approved business expenses, through the date of termination, as well as a severance payment equal to the greater of (i) the amount Mr. Goldin would be entitled to under Company policy applicable to management employees in effect at the time of termination, and (ii) Mr. Goldin’s annual base salary plus his guaranteed bonus and discretionary bonus (at the rates in effect on the date of termination) for the Minimum Severance Period. In addition, subject to Mr. Goldin’s execution and delivery of the Company’s standard release agreement, all awards theretofore granted to Mr. Goldin under the Company’s incentive plans shall continue to vest (and the restrictions thereon lapse) on their then existing schedule through the end of the Minimum Severance Period. These payments shall be paid over the period of time covered thereby on the Company’s regularly scheduled payroll payment dates.

The agreement defines “cause” as: (i) Mr. Goldin’s indictment or conviction for the commission of an act or acts constituting a felony under the laws of the United States or any State thereof; (ii) Mr. Goldin’s commission of fraud, embezzlement or gross negligence; (iii) Mr. Goldin’s willful or continued failure to perform an act permitted by the Company’s rules, policies or procedures, including without limitation, the Company’s Code of Business Conduct and Ethics that is within his material duties under the Goldin Employment Agreement (other than by reason of physical or mental illness or disability) or directives of the Board, or material breach of the terms of the Goldin Employment Agreement or of his non-disclosure and non-competition conditions, in each case, after written notice has been delivered to Mr. Goldin by the Company, and Mr. Goldin’s failure to substantially perform his duties or breach is not cured within fifteen (15) business days after such notice has been given to Mr. Goldin; (iv) any misrepresentation by Mr. Goldin of a material fact to or concealment by Mr. Goldin of a material fact from the Company’s Board, Chairman of the Board, Chief Executive Officer and/or general counsel; or (v) any material violation of the Company’s rules, policies or procedures, including without limitation, the Company’s Code of Business Conduct and Ethics.

The agreement, defines “good reason” as: (i) the Company’s failure to perform its material duties under the Goldin Employment Agreement, which failure has not been cured by the Company within fifteen (15) days of its receipt of written notice thereof from Mr. Goldin; (ii) a reduction by the Company (without the consent of Mr. Goldin, which consent may be revoked at any time) in Mr. Goldin’s annual base salary, or substantial reduction in the other benefits provided to Mr. Goldin; (iii) the assignment to Mr. Goldin of duties inconsistent with Mr. Goldin’s status as a senior executive officer of the Company or the designation by the Company of Mr. Goldin to any position or capacity other than (A) Chief Financial Officer of the Company, (B) Chief Financial Officer of one of the Company’s subsidiaries, or (C) Chief Operating Officer of the Company; (iv) the relocation of Mr. Goldin’s principal place of employment to a location more than thirty-five (35) miles from its current Newark, New Jersey location or outside of the New York City metropolitan areas; (v) the assignment of duties inconsistent with the Company’s rules, policies or procedures, including without limitation, the Company’s Code of Business Conduct and Ethics; (vi) any purported termination of Mr. Goldin s employment not in accordance with the terms of the Goldin Employment Agreement; or (vii) any “Change in Control” of the Company. A “Change in Control” is defined as: if (A) any person or group (within the meaning of Rule 13d-3 of the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended), other than Howard Jonas, members of his immediate family, his affiliates, trusts or private foundations established by or on his behalf, and the heirs, executors or administrators of Howard Jonas, shall acquire in one or a series of transactions, whether through sale of stock or merger, voting securities representing more than 50% of the voting power of all outstanding voting securities of the Company or any successor entity of the Company, or (B) the stockholders of the Company shall approve a complete liquidation or dissolution of the Company.

The agreement defines “CEO Change” as: the appointment as Chief Executive Officer of the Company any person other than, Michael Stein, Howard Jonas, the Employee or any person that is affiliated with the holders of the Class B Common Stock of the Company.

The Company does not have an employment agreement with Michael Stein.

POTENTIAL POST-EMPLOYMENT PAYMENTS

Avi Goldin, the Company’s Chief Financial Officer, is entitled under his employment agreement to payments upon termination. The discussion below is based on the employment agreement in effect as of December 31, 2022

In the event Mr. Goldin’s employment is terminated due to his death or disability, Mr. Goldin (or, in the event of his death, his estate) shall be entitled to receive any accrued or vested compensation, including salary, commission, bonus(es), reimbursement for unpaid and approved business expenses through the date of termination. If Mr. Goldin is terminated by the Company for cause or if Mr. Goldin resigns without good reason, Mr. Goldin shall be entitled to receive accrued or vested compensation, including salary, commission, and bonus(es), and to be reimbursed for unpaid and approved business expenses, through the date of termination. If the Company terminates Mr. Goldin without cause, or if Mr. Goldin resigns for good reason, (i) Mr. Goldin shall be paid all accrued or vested compensation, including salary, commission, and bonus(es), and shall be reimbursed for unpaid and approved business expenses, through the date of termination, as well as a severance payment equal to the greater of (i) the amount Mr. Goldin would be entitled to under Company policy applicable to management employees in effect at the time of termination, or (ii) Mr. Goldin’s annual base salary plus the greater of his target bonus (at the rates in effect on the date of termination) and the actual bonus paid to Mr. Goldin in the year of the term preceding termination for the remainder of the term, but in no event less than a 12-month period plus one month for each full year of employment of Mr. Goldin with the Company or its affiliates subsequent to January 1, 2015 (the “Minimum Severance Period”). In addition, subject to Mr. Goldin’s execution and delivery of the Company’s standard release agreement, all awards theretofore granted to Mr. Goldin under the Company’s incentive plans shall continue to vest (and the restrictions thereon lapse) on their then existing schedule. These payments shall be paid over the period of time covered thereby on the Company’s regularly scheduled payroll payment dates.

If the Company does not extend the term of the Goldin Employment Agreement, (i) Mr. Goldin shall be paid all accrued or vested compensation, including salary, commission, and bonus(es), and shall be reimbursed for unpaid and approved business expenses, through the date of termination, as well as a severance payment equal to the greater of (i) the amount Mr. Goldin would be entitled to under Company policy applicable to management employees in effect at the time of termination, or (ii) Mr. Goldin’s base salary plus his target bonus (at the rates in effect on the date of termination) for the Minimum Severance Period. In addition, subject to Mr. Goldin’s execution and delivery of the Company’s standard release agreement, all awards theretofore granted to Mr. Goldin under the Company’s incentive plans shall continue to vest (and the restrictions thereon lapse) on their then existing schedule. These payments shall be paid over the period of time covered thereby on the Company’s regularly scheduled payroll payment dates.

Please see the section above entitled “Employment Agreements” for more details on these payments and the employment agreements of these executive officers, generally.

Pursuant to a Restricted Stock Agreement (the “Solar RSA”), dated as of March 8, 2023, between Genie Solar, Inc., a majority owned subsidiary of the Company (“Genie Solar”) and Mr. Goldin, Mr. Goldin was granted 25 shares of common stock of Genie Solar that vest as to 8.33 shares on each of March 8, 2024, 2025 and 2026. Under the Solar RSA, in the event that the Company terminates Mr. Goldin’s role as President of Genie Solar without cause (as defined in the Solar RSA), then, in addition to the restricted shares of Genie Solar’s common stock that have already vested, a pro rata portion of the unvested restricted shares shall vest. Also, in the event of a Change of Control, all of the unvested restricted shares of Genie Solar held by Mr. Goldin shall vest in full immediately.

Pursuant to a Solar RSA, dated as of March 8, 2023, between Genie Solar and Mr. Stein, Mr. Stein was granted 10 shares of common stock of Genie Solar that vest as to 3.33 shares on each of March 8, 2024, 2025 and 2026. Under the Solar RSA, in the event of a Change of Control, all of the unvested restricted shares of Genie Solar held by Mr. Stein shall vest in full immediately.

The following table and related footnote describe and quantify the amount of post-termination payments that would be payable to each of the Named Executive Officers of the Company who have employment agreements in the event of termination of such Named Executive Officer’s employment as of December 31, 2022 under various employment-related scenarios pursuant to the employment Agreements entered into with each of the Named Executive Officers set forth in the table below utilizing a per share stock price of $10.34, the closing market price of the Company’s Class B Common Stock on December 30, 2022, the last trading day of 2022. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different from those presented in the following table. Factors that could affect these amounts include the timing during the year of any such event, the Company’s stock price and the Named Executive Officer’s age.

Name	Benefit ($)	Death ($)	Disability ($)	By Company w/o Cause ($)	By Company w/Cause ($)	By NEO w/o Good Reason ($)	By NEO w/Good Reason ($)	CEO Change ($)
Avi Goldin	Severance	—	—	1,227,500	—	—	1,227,500	540,000
	Restricted Stock	—	—	—	—	—	—	—
	Stock Options	—	—	—	—	—	—	—

EXECUTIVE COMPENSATION TABLES

The table below summarizes the total compensation paid or awarded to our Named Executive Officers by the Company for services performed during 2022.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)		Option Awards ($)(2)	All other Compensation ($)		Total ($)
Michael Stein	Fiscal 2022	$450,435	$975,000	$922,950	(3)	—	$53,285	(4)	$2,401,670
Chief Executive Officer	Fiscal 2021	$450,000	$450,000	$—	(5)	—	$19,383	(6)	$919,383
Avi Goldin	Fiscal 2022	$400,000	$450,000	$307,650	(7)	—	$23,385	(8)	$1,181,035
Chief Financial Officer	Fiscal 2021	$399,231	$330,000	$255,000	(9)	—	$15,030	(10)	$999,261

____________

(1)      The Company’s executive compensation structure is designed to attract and retain qualified and motivated personnel and align their interests with those of the Company and its stockholders. The Named Executive Officers are awarded bonuses and/or stock awards based on certain accomplishments in respect of the relevant fiscal year. The Company does not target any specific proportion of total compensation in setting annual base salary, bonus compensation and stock awards. Bonuses and stock awards include amounts paid in a subsequent fiscal year for services performed during the fiscal year in question. Executive officers are eligible for bonuses, in the form of cash, equity or other form, as determined by the Compensation Committee. Except as provided for in agreements that the Company may enter into with its executive officers, any bonus compensation to executive officers will be determined by our Compensation Committee based on factors it deems appropriate, including, without limitation, the achievement of specific performance targets and our financial and business performance. The Compensation Committee adopts goals and objectives for the fiscal year to be used as a guide when determining annual bonus payments to executive officers after the end of the fiscal year. Such goals may be Company-wide or targeted at specific segments, business units or corporate departments. The Compensation Committee reviews the performance of the Company relative to those goals and objectives, and the contribution of each executive officer to such performance at the end of the fiscal year and/or otherwise and considers them as some of the factors when determining the amounts of annual and/or other bonuses to be awarded to executive officers.

(2)      The amounts shown in these columns reflect the aggregate grant date fair value of stock option, restricted stock awards and deferred stock units computed in accordance with FASB ASC Topic 718. In valuing such awards, Genie made certain assumptions. For a discussion of those assumptions, please see Note 13 to Genie’s Consolidated Financial Statements included in Genie’s Annual Report on Form 10-K for the Year ended December 31, 2022.

(3)      Represents the grant date fair value of 90,000 restricted shares of the Company’s Class B Common Stock (“Restricted Stock”) granted to Mr. Stein on August 3, 2022 pursuant to the vesting of Deferred Stock Units (“DSUs”) granted to Mr. Stein on February 11, 2022, as the Company’s Class B Common Stock had a 30 trading day average closing price of $9.04 or greater. The restricted shares shall vest as follows: 30,000 on each of August 3, 2023, August 3, 2024 and August 3, 2025.

(4)      Consists of the Company’s contribution to Mr. Stein’s account established under the Genie 401(k) plan in the amount of $1,500, $10,750 in connection with Mr. Stein’s 2.5% profit-sharing contractual rights in CityCom Essential Services, Inc.’s net cash flow during 2022 and dividends paid on shares of Restricted Stock in the amount of $41,035.

(5)      Does not include the grant of 90,000 DSUs. The DSUs entitled Mr. Stein to receive (x) one share of Class B Common stock on the business day following the date our Class B Common Stock has a 30 trading day average closing price of $9.04 or greater, and (y) one share of Class B Common Stock on the business day following the date our Class B Common Stock has a 30 trading day average closing price of $10.84 or greater. The DSUs expired on February 10, 2022 without the condition being satisfied and no shares of Class B Common Stock were issued.

(6)      Consists of the Company’s contribution to Mr. Stein’s account established under the Genie 401(k) plan in the amount of $1,500 and $17,883 in connection with Mr. Stein’s 2.5% profit-sharing contractual rights in CityCom Essential Services, Inc.’s net cash flow during 2021.

(7)      Represents the grant date fair value of 30,000 shares of Restricted Stock granted to Mr. Goldin on August 3, 2022 pursuant to the vesting of DSUs granted to Mr. Goldin on February 11, 2022, as the Company’s Class B Common Stock had a 30 trading day average closing price of $9.04 or greater. The restricted shares shall vest as follows: 10,000 on each of August 3, 2023, August 3, 2024 and August 3, 2025.

(8)      Consists of the Company’s contribution to Mr. Goldin’s account established under the Genie 401(k) plan in the amount of $1,500, $6,450 in connection with Mr. Goldin’s 1.5% profit-sharing contractual rights in CityCom Essential Services, Inc.’s net cash flow during 2022 and dividends paid on shares of Restricted Stock in the amount of $15,435.

(9)      Consists of the grant date fair value of the grant to Mr. Goldin of 43,740 restricted shares of the Company’s Class B Common Stock approved by the Company’s Compensation Committee on August 4, 2021, which shall vest as follows: 14,580 shares shall vest on each of August 3, 2022, August 3, 2023 and August 3, 2024. Does not include the grant of 30,000 DSUs. The DSUs entitled Mr. Goldin to receive (x) one share of Class B Common Stock on the business day following the date our Class B Common stock has a 30 trading day average closing price of $9.04 or greater, and (y) one share of Class B Common stock on the business day following the date our Class B Common Stock has a 30 trading day average closing price of $10.84 or greater. The above DSUs expired on February 10, 2022 without the condition being satisfied and no shares of Class B Common stock were issued.

(10)    Consists of the Company’s contribution to Mr. Goldin’s account established under the Genie 401(k) plan in the amount of $1,500, $10,730 in connection with Mr. Goldin’s 1.5% profit-sharing contractual rights in CityCom Essential Services, Inc.’s net cash flow during 2021 and tuition reimbursement in the amount of $2,800.

Outstanding Equity Awards at 2022 Fiscal Year-End

The following table provides information on the current holdings of stock options, unvested shares of Restricted Stock and unvested DSUs by our Named Executive Officers at December 31, 2022.

	Option Awards					Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)
Avi Goldin	—	—	—	—	—	89,160	(2)	921,914
Michael Stein	—	—	—	—	—	232,448	(3)	2,403,512

____________

(1)      The market value of unvested shares of Restricted Stock is calculated by multiplying the number of unvested shares of stock held by the applicable named executive officer by the closing price of our Class B Common Stock on December 30, 2022 (the last trading day of 2022), which was $10.34.

(2)      Represents (i) 59,160 shares of Restricted Stock that shall vest as follows: 24,580 on each of August 3, 2023 and August 3, 2024, and 10,000 shares on August 3, 2025, and (ii) 30,000 DSUs which entitled Mr. Goldin to receive one share of Class B Common Stock on the business day following the date our Class B Common Stock has a 30 trading day average closing price of $10.84 or greater. The DSUs provided that any shares granted on satisfaction of the condition would be restricted, with restrictions lapsing ratably over a three year period, commencing on the first anniversary of the Restricted Stock grant date. The DSU vested on February 10, 2023 since the 30 trading day average closing price of $10.84 did occur on such date and 30,000 restricted shares of Class B Common Stock will be granted, subject to stockholder approval of the amendment to the 2021 Plan set forth in Proposal No. 2.

(3)      Represents (i) 142,448 shares of Restricted Stock that shall vest as follows: 52,448 shares on November 4, 2023, and 30,000 shares on each of August 3, 2023, August 3, 2024 and August 3, 2025, and (ii) 90,000 DSUs which entitled Mr. Stein to receive one share of Class B Common Stock on the business day following the date our Class B Common Stock has a 30 trading day average closing price of $10.84. or greater. The DSUs provided that any shares granted on satisfaction of the condition would be restricted, with restrictions lapsing ratably over a three year period, commencing on the first anniversary of the Restricted Stock grant date. The DSU vested on February 10, 2023 since the 30 trading day average closing price of $10.84 did occur on such date and 90,000 restricted shares of Class B Common Stock will be granted, subject to stockholder approval of the amendment to the 2021 Plan set forth in Proposal No. 2.

Pay vs. Performance

The following table presents compensation information for Michael Stein, our chief executive officer, and the average compensation information for the other individuals named in the summary compensation table, as well as certain measures relating to Company performance.

Fiscal Year(1)	Summary Compensation Table Total for PEO(2) ($)	Compensation Actually Paid to PEO ($)		Average Summary Compensation Table Total for Non-PEO NEOs ($)(5)	Average Compensation Actually Paid to Non-PEO NEOs ($)		Value of Initial Fixed $100 Investment Based On Total Shareholder Return(8) ($)	Net Income ($)
Fiscal 2022	$2,401,670	$1,995,549	(3)	$1,181,035	$1,071,018	(6)	$148.92	$86,930,714
Fiscal 2021	$919,383	$663,962	(4)	$999,261	$734,461	(7)	$77.25	$27,841,867

____________

(1)      Information provided for last two fiscal years.

(2)      Michael Stein, Chief Executive Officer.

(3)      In Fiscal 2022, Mr. Stein’s compensation actually paid was lower than the total amount disclosed in the Summary Compensation Table in the amount of $406,121, due to the following:

(a)      A reduction in the amount of $930,600, as in Fiscal 2022, Mr. Stein was granted 90,000 restricted shares of our Class B Common Stock having a fair market value at the end of Fiscal 2022 of $930,600 based upon the closing price of our Class B Common Stock on December 30, 2022 (the last trading day of 2022) of $10.34; and

(b)      An increase in the amount of $524,479 as 52,448 unvested restricted shares of our Class B Common Stock relating to awards granted prior to Fiscal 2022 remained outstanding at the end of Fiscal 2022 with a fair market value of $542,312 based upon the closing price of our Class B Common Stock on December 30, 2022 (the last trading day of 2022) of $10.34. In addition, 52,448 unvested restricted shares of our Class B Common Stock vested on November 4, 2022 having a fair market value of $566,438 based on the closing price of our Class B Common Stock on November 4, 2022 of $10.80. The fair market value of the unvested shares of our Class B Common Stock remaining outstanding at the end of Fiscal 2022 and the vesting of unvested shares of our Class B Common Stock during Fiscal 2022 relating to awards granted prior to Fiscal 2022 was $1,108,750. Such shares had a fair market value at the end of Fiscal 2021 of $584,271 based upon the closing price of our Class B Common Stock on December 31, 2021 (the last trading day of 2021) of $5.57. Therefore, the difference in fair market value was $524,479.

(4)      In Fiscal 2021, Mr. Stein’s compensation actually paid was lower than the total amount disclosed in the Summary Compensation Table in the amount of $255,421, due to the following:

(a)      104,896 unvested restricted shares of our Class B Common Stock relating to awards granted prior to Fiscal 2021 remained outstanding at the end of Fiscal 2021 with a fair market value of $584,271 based upon the closing price of our Class B Common Stock on December 31, 2021 (the last trading day of 2021) of $5.57. In addition, 52,448 unvested restricted shares of our Class B Common Stock vested on November 4, 2021 having a fair market value of $294,758 based on the closing price of our Class B Common Stock on November 4, 2021 of $5.62. The fair market value of the unvested shares of our Class B Common Stock remaining outstanding at the end of Fiscal 2021 and the vesting of unvested shares of our Class B Common Stock during Fiscal 2021 relating to awards granted prior to Fiscal 2021 was $879,029. Such shares had a fair market value at the end of Fiscal 2020 of $1,134,450 based upon the closing price of our Class B Common Stock on December 31, 2020 (the last trading day of 2020) of $7.21. Therefore, the difference in fair market value was a negative $255,421.

(5)      Avi Goldin, Chief Financial Officer.

(6)      In Fiscal 2022, Mr. Goldin’s compensation actually paid was lower than the total amount disclosed in the Summary Compensation Table in the amount of $110,017, due to the following:

(a)      A reduction in the amount of $310,200 as in Fiscal 2022, Mr. Goldin was granted 30,000 restricted shares of our Class B Common Stock having a fair market value at the end of Fiscal 2022 of $310,200 based upon the closing price of our Class B Common Stock on December 30, 2022 (the last trading day of 2022) of $10.34; and

(b)      An increase in the amount of $200,183 as 29,160 unvested restricted shares of our Class B Common Stock relating to awards granted prior to Fiscal 2022 remained outstanding at the end of Fiscal 2022 with a fair market value of $301,514 based upon the closing price of our Class B Common Stock on December 30, 2022 (the last trading day of 2022) of $10.34. In addition, 14,580 unvested restricted shares of our Class B Common Stock vested on August 3, 2022 having a fair market value of $142,301 based on the closing price of our Class B Common Stock on August 3, 2022 of $9.76. The fair market value of the unvested shares of our Class B Common Stock remaining outstanding at the end of Fiscal 2022 and the vesting of unvested shares of our Class B Common Stock during Fiscal 2022 relating to awards granted prior to Fiscal 2022 was $443,815. Such shares had a fair market value at the end of Fiscal 2021 of $243,632 based upon the closing price of our Class B Common Stock on December 31, 2021 (the last trading day of 2021) of $5.57. Therefore, the difference in fair market value was $200,183.

(7)      In Fiscal 2021, Mr. Goldin’s compensation actually paid was lower than the total amount disclosed in the Summary Compensation Table in the amount of $264,800, due to the following:

(a)      A reduction in the amount of $243,632 as in Fiscal 2021, Mr. Goldin was granted 43,740 restricted shares of our Class B Common Stock having a fair market value at the end of Fiscal 2021 of $243,632 based upon the closing price of our Class B Common Stock on December 31, 2021 (the last trading day of 2021) of $5.57; and

(b)      A deduction in the amount of $21,168 as 16,036 unvested restricted shares of our Class B Common Stock vested on August 1, 2021 having a fair market value of $94,452 based on the closing price of our Class B Common Stock on July 30, 2021 (August 1, 2021 was a non-trading day) of $5.89. Such shares had a fair market value at the end of Fiscal 2020 of $115,620 based upon the closing price of our Class B Common Stock on December 31, 2020 (the last trading day of 2020) of $7.21. Therefore, the difference in fair market value was a negative $21,168.

(8)      Calculated based on a hypothetical $100 investment beginning at market close on December 31, 2020.

As shown by the above table, the compensation actually paid to our Chief Executive Officer shows a positive correlation to the compensation actually paid to our sole other Named Executive Officer, to our net income, and in 2022, to the Total Shareholder Return for that period. Further, the compensation actually paid to our Named Executive Officers shows a positive correlation with our Net Income and, in 2022 to the Total Shareholder Return for that period.

The cash components of our executive compensation are based on a number of factors, including, in the case of bonus compensation, goals for the Company and for individual executive officers that are set early in the fiscal year by the Compensation Committee of our Board of Directors. Those goals typically include specific financial metrics as well as other qualitative and quantitative factors related to operational and other matters. Following the end of each fiscal year, management reports to the Compensation Committee regarding actual performance relative to the goals, the contribution of each executive officer related to the goals set for the Company and the relevant executive and other factors regarding the performance of the executive officers, and makes recommendations regarding various elements of compensation. The Compensation Committee then determines the compensation to be awarded.

Executive officers are also granted from time to time, equity awards in securities of the Company or its subsidiaries to directly align their interests with those of our stockholders. Equity awards may include grants of restricted stock, options to purchase stock and deferred stock units which may have performance-based vesting criteria in addition to time-based vesting criteria. We have also awarded profit-sharing awards in specific operations.

While the specific factors that drive compensation decisions may not directly correlate with our net income or Total Shareholder Return, many of the criteria used tend to impact compensation as well as Total Shareholder Return and that contributes to the correlation shown in the table above.

EQUITY COMPENSATION PLAN INFORMATION

Employee Stock Incentive Program

The Company adopted the 2011 Stock Option and Incentive Plan the (“2011 Plan”), pursuant to which options to purchase shares of Class B Common Stock and restricted shares of Class B Common Stock were awarded. In March 2021, the Company adopted the 2021 Plan, and since stockholder approval of the 2021 Plan at the 2021 Annual Stockholders Meeting held on May 12, 2021, the Company no longer awards any further options to purchase shares of Class B Common Stock or restricted shares of Class B Common Stock to employees, officers, directors and consultants under the 2011 Plan, although outstanding awards made under the 2011 Plan were unaffected by the suspension of the 2011 Plan and adoption of the 2021 Plan.

Equity Compensation Plans and Individual Compensation Arrangements

The following chart provides aggregate information regarding grants under all equity compensation plans of the Company through December 31, 2022.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	382,994	$5.56	89,126
Equity compensation plans not approved by security holders	—	—	—
Total	382,994	$5.56	89,126

Does not include 290,000 restricted shares of Class B Common Stock that will be granted pursuant to the 2021 Plan in the event that the amendment to the 2021 Plan is approved at the Annual Meeting as such shares are issuable pursuant to DSUs that vested on February 10, 2023 since the Class B Common Stock had a 30 trading day average closing price of $ $10.84 or greater.

We adopted our 2021 Plan to provide equity compensation to our Board of Directors, our management and our employees and consultants. Except as described above, we have not committed to effectuate any grants under such plan. In conjunction with the spin-off, approximately 2.4 million shares of our Class B Common Stock were distributed to holders of unvested restricted shares of Class B Common Stock of IDT, which were similarly restricted. In addition, we issued options to purchase 50,000 shares of our Class B Common Stock in respect of outstanding options to purchase shares of Class B Common Stock of IDT. Such restricted shares and options were issued pursuant to the 2011 Plan.

PROPOSALS REQUIRING YOUR VOTE

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Pursuant to the Company’s Fourth Amended and Restated By-Laws, the authorized number of directors on the Board of Directors is between three and seventeen, with the actual number to be set, within that range, by the Board of Directors from time to time. There are currently five directors on the Board of Directors. The current terms of all of the directors expire at the Annual Meeting. All of the five directors are standing for re-election at the Annual Meeting.

The nominees to the Board of Directors are Howard S. Jonas, Joyce Mason, W. Wesley Perry, Alan Rosenthal and Allan Sass, each of whom has consented to be named in this proxy statement and to serve if elected. Each of the nominees is currently serving as a director of the Company. The Board of Directors has appointed Mr. Courter to serve as an ex-officio, non-voting, member of the Board of Directors in accordance with the Company’s Fourth Amended and Restated Bylaws. Brief biographical information about the nominees for directors and the ex-officio member is furnished below.

Each of these director nominees is standing for election for a term of one year until the 2024 Annual Meeting, or until his or her successor is duly elected and qualified or until his earlier resignation or removal. A majority of the votes cast at the Annual Meeting of Stockholders shall elect each director. Stockholders may not vote for more than five persons, which is the number of nominees identified herein. Below contains biographical information and other information about the nominees. Following each nominee’s biographical information, we have provided information concerning particular experience, qualifications, attributes and/or skills that the Nominating Committee and the Board of Directors considered when determining that each nominee should serve as a director.

Howard S. Jonas has served as Chairman of the Board of Directors of the Company since January 2011, when it was spun off from IDT, and served as Chief Executive Officer of the Company from January 2014 to November 2017. He has served as Co-Vice Chairman of the Board of the Company subsidiary, Genie Energy International Corporation, since September 2009. Mr. Jonas founded IDT in August 1990, and has served as Chairman of its Board of Directors since its inception and its Chairman since September 2022. Mr. Jonas served as member of the Board of Directors of IDT from inception to December 2020, when he was appointed as an ex-officio (non-voting) member of the Board of Directors. In March 2021, Mr. Jonas was reappointed as a voting member of the Board of Directors. Mr. Jonas served as Chief Executive Officer of IDT from October 2009 through December 2013 and from December 1991 until July 2001. Mr. Jonas served as the Chairman of the Board of Zedge, Inc., a former subsidiary of IDT that was spun off to stockholders in June 2016, from June 2016 to November 2016, and has served as the Vice Chairman of Zedge since November 2016. Mr. Jonas also serves as Chairman of the Board of IDW Media Holdings, Inc., a former subsidiary of IDT that was spun off to stockholders in September 2009, has been its Chairman since June 2022 and served as Chief Executive Officer from February 2019 through April 2020. Mr. Jonas also serves as Chairman of the Board of Directors of Rafael Holdings, Inc., a former subsidiary of IDT that was spun off to stockholders in March 2018, since August 17, 2017 and as Executive Chairman since June 13, 2022 and served as Chief Executive Officer from March 8, 2018 through April 30, 2021. Mr. Jonas has been a director of Cornerstone Pharmaceuticals since April 2013 and was appointed Chairman of the Board of Cornerstone Pharmaceuticals in April 2016. Mr. Jonas is also the founder and has been President of Jonas Media Group (f/k/a Jonas Publishing) since its inception in 1979. Mr. Jonas received a B.A. in Economics from Harvard University.

Key Attributes, Experience and Skills:

As founder of the Company and Chairman of the Board since its inception, Mr. Jonas brings to the Board extensive and detailed knowledge of all aspects of our Company and each industry in which it is involved. In addition, having Mr. Jonas on the Board provides our Company with effective leadership.

Joyce J. Mason has served as a director since May 2021. Ms. Mason has also served as the Company’s Corporate Secretary since 2011, when it was spun off from IDT. Ms. Mason has served as an Executive Vice President of IDT Corporation since December 1998 and as General Counsel and Corporate Secretary of IDT from its inception. Ms. Mason also served as a director of the IDT from its inception until December 2006. In addition, Ms. Mason serves as the Corporate Secretary of Zedge, Inc., a former subsidiary of the Company that was spun off to stockholders in June 2016 and was a director from September 2008 until May 2016. Ms. Mason also served as a director of IDT Telecom from December 1999 until May 2001 and as a director of Net2Phone from October 2001 until October 2004. Ms. Mason has served as the Corporate Secretary of Rafael Holdings, Inc., a former subsidiary of the Company that was spun off to stockholders in March 2018, from its inception in July 2017. Ms. Mason also serves as the Assistant Corporate Secretary of IDW Media Holdings, Inc., a former subsidiary of the Company that was spun off to stockholders in September 2009, since November 2019. Prior to joining the Company, Ms. Mason had been in private legal practice. Ms. Mason received a B.A. from the City University of New York and a J.D. from New York Law School.

Key Attributes, Experience and Skills:

Ms. Mason brings a different perspective to the Board than the other current members. While not a member of the core management team of the Company, Ms. Mason brings to the Board her extensive knowledge of the Company. Further, as an experienced attorney who has served in key positions related to the governance of public companies, Ms. Mason adds comprehensive knowledge and perspectives on governance, oversight and other matters.

W. Wesley Perry has served as a director of Genie since October 2011. He has also served as Chairman of the Board of Directors of Genie Energy International Corporation since September 2009. Mr. Perry served as a director of IDT Corporation from September 2010 to October 2011. Mr. Perry has owned and operated S.E.S. Investments, Ltd., an oil and gas investment company, since 1993. He has served as CEO of E.G.L. Resources, Inc. since July 2008 and served as its President from 2003 to July 2008. Mr. Perry was a director of United Trust Group (OTC:UTGN) from June 2001 to December 2014 and has served on its Audit Committee. He served as a director of Western National Bank from 2005 to 2009. Mr. Perry is a director and board member of First Southern National Bank and Viper Energy Partners, LP. Mr. Perry served as an at-large councilperson on the Midland City Council from 2002 to 2008 and Mayor of Midland, Texas from 2008 through 2014. He is currently the President of the Milagros Foundation and a board member of the Abel-Hangar Foundation. He has a Bachelor of Science degree in Engineering from University of Oklahoma.

Key Attributes, Experience and Skills:

Mr. Perry’s history in the oil and gas industry demonstrates his significant experience in and knowledge of our unconventional oil and gas business. Mr. Perry’s strong financial background, including his service as chairman of the audit committee of United Trust Group, also provides financial expertise to the Board, including an understanding of financial statements, corporate finance and accounting.

Alan B. Rosenthal has served as a director of Genie since October 2011. Dr. Rosenthal is the founding and managing partner of ABR Capital Financial Group LLC, an investment fund, founding partner and owner of NorthStar Travel, founding partner of Alaska Business Monthly and founding partner and owner of Master Dental Alliance. Dr. Rosenthal is an assistant clinical professor of Micro-Neurosurgical Treatment of Oral Pathology at New York University. Dr. Rosenthal is a board member of Yeshiva University and served on the board of directors of IDT Corporation from 1994 through 1996. He has a Bachelor of Science degree from Rutgers University and a DMD degree from University of Pennsylvania.

Key Attributes, Experience and Skills:

Dr. Rosenthal’s strong financial background as founding partner and owner of various businesses provides financial expertise to the Board, including an understanding of financial statements, corporate finance and accounting.

Allan Sass, PhD has served as a director of Genie since October 2011. Mr. Sass is the former President and Chief Executive Officer of Occidental Oil Shale Corporation, a subsidiary of Occidental Petroleum. He is a member of the Editorial Board of the technical journal, In-Situ. Mr. Sass has a Bachelor of Science in Chemical Engineering from Cooper Union and a Master of Science and PhD in Chemical Engineering from Yale University.

Key Attributes, Experience and Skills:

Mr. Sass’ history in the oil shale industry demonstrates his significant experience in and knowledge of our unconventional oil and gas business. His extensive scientific background and significant experience in the oil shale industry provides assistance in the oversight of the Company’s oil shale business, in particular the Company’s research and development efforts.

The Board of Directors has no reason to believe that any of the persons named above will be unable or unwilling to serve as a director, if elected.

Ex-Officio Director

James A. Courter has served as an ex-officio director of the Company since May 2021 and served as Vice Chairman of the Board and director of Genie from August 2011 to May 2021. Mr. Courter has also served as Co-Vice Chairman of the Board of Directors of Genie Energy International Corporation since September 2009. Mr. Courter previously served as President of IDT from October 1996 until July 2001, and as IDT’s Chief Executive Officer from August 2001 to October 2009. Mr. Courter served as a director of IDT from March 1996 to October 2011 and served as Vice Chairman of the Board of Directors of IDT from March 1999 to October 2011. Mr. Courter was a senior partner in the New Jersey law firm of Courter, Kobert & Cohen for forty years. He was also a partner in the Washington, D.C. law firm of Verner, Liipfert, Bernhard, McPherson & Hand from January 1994 to September 1996. Mr. Courter was a member of the U.S. House of Representatives for twelve years, retiring in January 1991. From 1991 to 1994, Mr. Courter was Chairman of the President’s Defense Base Closure and Realignment Commission. He received a B.A. from Colgate University and a J.D. from Duke University Law School.

Relationships among Directors or Executive Officers

Howard S. Jonas and Joyce Mason are brother and sister and Michael Stein is Howard S. Jonas’ son-in-law and is married to Ms. Mason’s niece. There are no other familial relationships among any of the directors, director nominees or executive officers of the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE ELECTION OF THE NOMINEES NAMED ABOVE.

Directors, Director Nominees, Executive Officers and Key Personnel

The executive officers, directors, director nominees and certain key personnel of the Company are as follows:

Name	Age	Position
Howard S. Jonas	66	Chairman of the Board of Directors, Director and Director Nominee
Michael Stein	39	Chief Executive Officer and Named Executive Officer
Avi Goldin	45	Chief Financial Officer and Named Executive Officer
Joyce Mason	63	Director and Director Nominee
W. Wesley Perry	66	Director and Director Nominee
Alan B. Rosenthal	69	Director and Director Nominee
Alan Sass	83	Director and Director Nominee
James A. Courter	81	Ex-Officio Director

Set forth below is biographical information with respect to the Company’s current executive officers:

Michael Stein has served as Chief Executive Officer of Genie since November 2017 and had served as Chief Operating Officer from March 2017 to November 2017 and as Executive Vice President of Genie from May 2014 to March 2017. Mr. Stein has served as Chief Executive Officer of Genie Retail Energy, Inc. since May 2015. In addition, Mr. Stein serves as Chief Executive Officer of Diversegy LLC, Genie Solar Energy, Inc. and Executive Chairman of Genie Retail International and Retail Energy Holdings, the operating entity of Town Square Energy. Mr. Stein served as Senior Vice President of Operations from January 2014 to May 2014. From July 2012 to January 2014, Mr. Stein was Senior Vice President of Business Development of IDT Telecom. From June 2007 to January 2009, Mr. Stein was an analyst at Belstar Investment Management. Mr. Stein received his B.A. in Psychology from Yeshiva University.

Avi Goldin has served as Chief Financial Officer of Genie since August 2011 and Chief Financial Officer of GRE since May 2015. Mr. Goldin also served as Vice President of Corporate Development of IDT Corporation from May 2009 through October 2011. Mr. Goldin originally joined IDT in January 2004 and held several positions within IDT and its affiliates before leaving in January 2008 to join CayComm Media Holdings, a telecommunications acquisition fund, where he served as Vice President, Finance. Mr. Goldin rejoined IDT in May 2009 as Vice President of Corporate Development. Prior to joining IDT, Mr. Goldin served as Investment Analyst at Dreman Value Management, a $7 billion asset management firm and as an Associate in the Satellite Communications group at Morgan Stanley & Co. Mr. Goldin holds an MBA from the Stern School of Business of New York University, a B.A. in Finance from the Syms School of Business of Yeshiva University and is a Chartered Financial Analyst (CFA).

PROPOSAL NO. 2

APPROVAL OF AN AMENDMENT TO THE COMPANY’S
2021 STOCK OPTION AND INCENTIVE PLAN

The Company’s stockholders are being asked to approve an amendment to the Company’s 2021 Stock Option and Incentive Plan (the “2021 Plan”) that will: (a) increase the number of shares of the Company’s Class B common stock available for the grant of awards thereunder by 500,000; (b) revise the provision regarding changes to awarded deferred stock units (which are sometimes referred to as restricted stock units and which we refer to in this proxy statement as “DSUs”) and (c) make changes to certain definitions in the Plan. The Compensation Committee approved the proposed amendments to the 2021 Plan on March 21, 2023, and the Board of Directors adopted the proposed amendment to the 2021 Plan on March 21, 2023, subject to stockholder approval at the Annual Stockholders Meeting.

The proposed amendment has been approved by the Compensation Committee and the Board of Directors, and is being submitted for a stockholder vote in order to enable the Company to grant, among other equity grants permitted pursuant to the 2016 Plan, options which are incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”); and because such approval may be required or advisable in connection with (i) the provisions set forth in Rule 16b-3 promulgated under the Exchange Act and (ii) the rules and regulations applicable to New York Stock Exchange-listed companies.

The following description of the 2021 Plan, as proposed to be amended by this Proposal, is a summary, does not purport to be complete and is qualified in its entirety by the full text of the 2021 Plan, as proposed to be amended. A copy of the 2021 Plan, as proposed to be amended by this Proposal, is attached hereto as Exhibit A and has been filed with the SEC with this Proxy Statement.

DESCRIPTION OF THE 2021 PLAN

Pursuant to the 2021 Plan, officers, employees, directors and consultants of the Company and its subsidiaries are eligible to receive awards of options to purchase shares of the Company’s Class B Common Stock and restricted shares of the Company’s Class B Common Stock. There are approximately 185 employees and directors eligible for grants under the 2021 Plan. Options granted under the 2021 Plan may be ISOs or non-qualified stock options (“NQSOs”). Stock appreciation rights (“SARs”) and limited stock appreciation rights (“LSARs”) may be granted either alone or simultaneously with the grant of an option. Restricted shares of the Company’s Class B Common Stock and deferred stock units may be granted in addition to or in lieu of any other award made under the 2021 Plan.

The maximum number of shares reserved for the grant of awards under the 2021 Plan is 1,500,000 shares of Class B Common Stock. Such share reserves are subject to further adjustment in the event of specified changes to the capital structure of the Company. The shares may be made available either from the Company’s authorized but unissued shares of capital stock or from shares of capital stock reacquired by the Company.

The Compensation Committee will administer the 2021 Plan. Subject to the provisions of the 2021 Plan, the Compensation Committee determines the type of awards, when and to whom awards will be granted, the number and class of shares covered by each award and the terms, provisions and kind of consideration payable (if any), with respect to awards. The Compensation Committee may interpret the 2021 Plan and may at any time adopt such rules and regulations for the 2021 Plan as it deems advisable, including the delegation of certain of its authority. In determining the persons to whom awards shall be granted and the number of shares covered by each award, the Compensation Committee takes into account the duties of the respective persons, their present and potential contributions to the success of the Company and such other factors as the Compensation Committee deems relevant.

An option to purchase shares of the Company’s Class B Common Stock may be granted on such terms and conditions as the Compensation Committee may approve, and generally may be exercised for a period of up to ten years from the date of grant. Generally, ISOs will be granted with an exercise price equal to the “Fair Market Value” (as defined in the 2021 Plan) on the date of grant. In the case of ISOs, certain limitations will apply with respect to the aggregate value of option shares which can become exercisable for the first time during any one calendar year, and certain additional limitations will apply to ISOs granted to “Ten Percent Stockholders” of the Company (as defined in the 2021 Plan). The Compensation Committee may provide for the payment of the option price in the form of cash, by delivery of shares of Class B Common Stock having a Fair Market Value equal to such option price, by a combination thereof or by any other method. Stock options granted under the 2021 Plan will become exercisable at such times and under such conditions as the Compensation Committee shall determine, subject to acceleration of the exercisability of options in the event of, among other things, a “Change in Control,” a “Corporate Transaction” or a “Related Entity Disposition” (in each case, as defined in the 2021 Plan).

On each January 5th (or the next business day if January 5th is not a business day), each of the Company’s Independent Directors (as defined in the 2021 Plan) who is determined to be independent shall automatically be awarded 2,920 restricted shares of the Company’s Class B Common Stock and, at the sole discretion of the Independent Director, an award of restricted shares of Class B Common Stock equal to up to $50,000 (in lieu of the $50,000 cash compensation component of their annual compensation) based on the average of the high and low trading price of the Class B Common Stock on the trading date prior to the Independent Director grant date. A New Independent Director who first becomes an Independent Director shall receive a pro-rata amount (based on projected quarters of service to the following January 5th) of the annual grant of 2,920 restricted shares of the Company’s Class B Common Stock on the date of appointment as an Independent Director. Such awards of restricted shares of Class B Common Stock shall vest in full immediately upon grant.

The 2021 Plan provides for the granting of restricted stock awards, which are awards of shares of Class B Common Stock that may not be disposed of, except by will or the laws of descent and distribution, for such period as the Compensation Committee determines (the “restricted period”). The Compensation Committee may also impose such other conditions and restrictions, if any, on the shares as it deems appropriate, including the satisfaction of performance criteria. All restrictions affecting the awarded shares lapse in the event of a Change in Control, a Corporate Transaction or a Related Entity Disposition.

During the restricted period for a restricted stock award, the grantee will be entitled to receive dividends with respect to, and to vote, the shares of restricted stock awarded to him or her. If, during the restricted period, the grantee’s service with the Company terminates, any shares remaining subject to restrictions will be forfeited. The Compensation Committee has the authority to cancel any or all outstanding restrictions prior to the end of the restricted period, including cancellation of restrictions in connection with certain types of termination of service.

The 2021 Plan also permits the Compensation Committee to grant SARs and/or LSARS. Generally, SARs may be exercised at such time or times and only to the extent determined by the Compensation Committee and LSARs may be exercised only (i) during the 90 days immediately following a Change in Control or (ii) immediately prior to the effective date of a Corporate Transaction (as defined in the 2021 Plan). LSARs will be exercisable at such time or times and only to the extent determined by the Compensation Committee. An LSAR granted in connection with an ISO is exercisable only if the Fair Market Value per share of Class B Common Stock on the date of grant exceeds the purchase price specified in the related ISO.

Upon exercise of an SAR, a grantee will receive for each share for which an SAR is exercised, an amount in cash or shares of Class B Common Stock, as determined by the Compensation Committee, equal to the excess, if any, of (i) the Fair Market Value of a share of Class B Common Stock on the date the SAR is exercised, over (ii) the exercise or other base price of the SAR or, if applicable, the exercise price per share of the option to which the SAR relates.

Upon exercise of an LSAR, a grantee will receive for each share for which an LSAR is exercised, an amount in cash equal to the excess, if any, of (i) the greater of (x) the highest Fair Market Value of a share of Class B Common Stock, during the 90-day period ending on the date the LSAR is exercised, and (y) whichever of the following is applicable: (1) the highest per share price paid in any tender or exchange offer which is in effect at any time during the 90 days ending on the date of exercise of the LSAR; (2) the fixed or formula price for the acquisition of shares of Class B Common Stock in a merger in which the Company will not continue as the surviving corporation, or upon a consolidation, or a sale, exchange or disposition of all or substantially all of the Company’s assets, approved by the Company’s stockholders (if such price is determinable on the date of exercise); and (3) the highest price per share of Class B Common Stock shown on Schedule 13D, or any amendment thereto, filed by the holder of the specified percentage of Class B Common Stock, the acquisition of which gives rise to the exercisability of the LSAR over (ii) the exercise or other base price of the LSAR or, if applicable, the exercise price per share of the option to which the LSAR relates. In no event, however, may the holder of an LSAR granted in connection with an ISO receive an amount in excess of the maximum amount which will enable the option to continue to qualify as an ISO.

When an SAR or LSAR is exercised, the option to which it relates, if any, will cease to be exercisable to the extent of the number of shares with respect to which the SAR or LSAR is exercised, but will be deemed to have been exercised for purposes of determining the number of shares available for the future grant of awards under the 2021 Plan.

The 2021 Plan further provides for the granting of deferred stock units, which are awards providing a right to receive shares of Class B Common Stock on a deferred basis, subject to such restrictions and a restricted period as the Compensation Committee determines. The Compensation Committee may also impose such other conditions and restrictions, if any, on the payment of shares as it deems appropriate, including the satisfaction of performance criteria. All deferred stock awards become fully vested in the event of a Change in Control, a Corporate Transaction or a Related Entity Disposition.

The grantee of a deferred stock unit will not be entitled to receive dividends or vote the underlying shares until the underlying shares are delivered to the grantee. The Compensation Committee has the authority to cancel any or all outstanding restrictions prior to the end of the restricted period, including cancellation of restrictions in connection with certain types of termination of service.

The Board of Directors may, at any time and from time to time, suspend, amend, modify or terminate the 2021 Plan; provided, however, that, to the extent required by any other law, regulation or stock exchange rule, no such change shall be effective without the requisite approval of the Company’s stockholders. In addition, no such change may adversely affect an award previously granted, except with the written consent of the grantee.

No awards may be granted under the 2021 Plan after March 8, 2031, ten years from the Board’s adoption of the 2021 Plan.

ISOs (and any related SARs) are not assignable or transferable except by the laws of descent and distribution. NQSOs (and any SARs or LSARs related thereto) may be transferred to the extent permitted by the Compensation Committee. Holders of NQSOs (and any SARs or LSARs related thereto) are permitted to transfer such NQSOs for no consideration to such holder’s “family members” (as defined in Form S-8) with the prior approval of the Compensation Committee.

Except as set forth in the table below, the Company cannot now determine the number of options to purchase shares of the Company’s Class B Common Stock or other awards to be granted in the future under the 2021 Plan to officers, directors, employees and consultants.

New Plan Benefits

Name and Principal Position	Number of Shares of Stock
Independent Directors	8,760	(1)
Michael Stein, Chief Executive Officer	90,000	(2)
Avi Goldin, Chief Financial Officer	30,000	(2)
Non-Executive Officer Employee Group	170,000	(2)

____________

(1)      Each of the three independent directors of the Company will receive an annual grant of 2,920 restricted shares of Class B Common Stock for serving as a director. In 2022, this automatic grant was made on January 5, 2022. Calculation is based upon the number of independent directors nominated for election at the Annual Meeting.

(2)      If the Company’s stockholders approve the amendment to the 2021 Plan, we will promptly grant an aggregate of 290,000 shares of Restricted Stock to our Named Executive Officers and other employees that became issuable on the vesting, on February 10, 2023, of DSUs granted to such individuals. The DSUs vested and the Restricted Stock became issuable issuable as the 30-trading day average closing price of the Class B common stock was $10.84 or greater as of the vesting date.

Federal Income Tax Consequences of Awards Granted under the 2021 Plan

The Company believes that, under present law, the following are the U.S. federal income tax consequences generally arising with respect to awards under the 2021 Plan:

Incentive Stock Options.    ISOs granted under the 2021 Plan are intended to meet the definitional requirements of Section 422(b) of the Code for “incentive stock options.” A participant who receives an ISO does not recognize any taxable income upon the grant of such ISO. Similarly, the exercise of an ISO generally does not give rise to federal taxable income to the participant, provided that (i) the federal “alternative minimum tax,” which depends on the participant’s particular tax situation, does not apply and (ii) the participant is employed by the Company from the date of grant of the option until three months prior to the exercise thereof, except where such employment or service terminates by reason of disability or death (where the three month period is extended to one year).

Further, if after exercising an ISO, a participant disposes of Class B Common Stock so acquired more than two years from the date of grant and more than one year from the date of transfer of Class B Common Stock pursuant to the exercise of such ISO (the “applicable holding period”), the participant will normally recognize a long-term capital gain or loss equal to the difference, if any, between the amount received for the shares and the exercise price. If, however, the participant does not hold the shares so acquired for the applicable holding period — thereby making a “disqualifying disposition” — the participant would realize ordinary income on the excess of the fair market value of the shares at the time the ISO was exercised over the exercise price, and the balance of income, if any, would be long-term capital gain (provided the holding period for the shares exceeded one year and the participant held such shares as a capital asset at such time).

A participant who exercises an ISO by delivering shares of Class B Common Stock previously acquired pursuant to the exercise of another ISO is treated as making a “disqualifying disposition” of such Class B Common Stock if such shares are delivered before the expiration of their applicable holding period. Upon the exercise of an ISO with previously acquired shares as to which no disqualifying disposition occurs, the participant would not recognize gain or loss with respect to such previously acquired shares. The Company will not be allowed a federal income tax deduction upon the grant or exercise of an ISO or the disposition, after the applicable holding period, of the Class B Common Stock acquired upon exercise of an ISO. In the event of a disqualifying disposition, the Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable and the limitations of Sections 280G and 162(m) of the Code (discussed below) do not apply.

Non-Qualified Stock Options and Stock Appreciation Rights.    Non-qualified stock options granted under the 2021 Plan are options that do not qualify as ISOs. A participant who receives an NQSO or an SAR (including an LSAR) will not recognize any taxable income upon the grant of such NQSO or SAR. However, the participant generally will recognize ordinary income upon exercise of an NQSO in an amount equal to the excess of (i) the fair market value of the shares of Class B Common Stock at the time of exercise over (ii) the exercise price. Similarly, upon the receipt of cash or shares pursuant to the exercise of an SAR, the individual generally will recognize ordinary income in an amount equal to the sum of the cash and the fair market value of the shares received. The ordinary income recognized with respect to the receipt of shares or cash upon exercise of a NQSO or an SAR will be subject to both wage withholding and other employment taxes. In addition to the customary methods of satisfying the withholding tax liabilities that arise upon the exercise of an SAR for shares or of a NQSO, the Company may satisfy the liability in whole or in part by withholding shares of Class B Common Stock from those that otherwise would be issuable to the participant or by the participant tendering other shares owned by him or her, valued at their fair market value as of the date that the tax withholding obligation arises.

A federal income tax deduction generally will be allowed to the Company in an amount equal to the ordinary income recognized by the individual with respect to his or her NQSO or SAR, provided that such amount constitutes an ordinary and necessary business expense to the Company and is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply.

If a participant exercises an NQSO by delivering shares of Class B Common Stock to the Company, other than shares previously acquired pursuant to the exercise of an ISO which is treated as a “disqualifying disposition” as described above, the participant will not recognize gain or loss with respect to the exchange of such shares, even if their then fair market value is different from the participant’s tax basis. The participant, however, will be taxed as described above with respect to the exercise of the NQSO as if he or she had paid the exercise price in cash, and the Company likewise generally will be entitled to an equivalent tax deduction.

Other Awards.    With respect to other awards under the 2021 Plan that are settled either in cash or in shares of Class B Common Stock that are either transferable or not subject to a substantial risk of forfeiture (as defined in the Code and the regulations thereunder), participants generally will recognize ordinary income equal to the amount of cash or the fair market value of Class B Common Stock received. Thus, Participants generally will not recognize income upon the grant of a deferred stock unit, and will instead recognize ordinary income when shares of Class B Common Stock are delivered in satisfaction of such award.

With respect to restricted stock awards under the 2021 Plan that are restricted to transferability and subject to a substantial risk of forfeiture — absent a written election pursuant to Section 83(b) of the Code filed with the Internal Revenue Service within 30 days after the date of transfer of such shares pursuant to the award (a “Section 83(b) election”) — a participant will recognize ordinary income at the earlier of the time at which (i) the shares become transferable or (ii) the restrictions that impose a substantial risk of forfeiture of such shares lapse, in an amount equal to the excess of the fair market value (on such date) of such shares over the price paid for the award, if any. If a Section 83(b) election is made, the participant will recognize ordinary income, as of the transfer date, in an amount equal to the excess of the fair market value of Class B Common Stock as of that date over the price paid for such award, if any.

The ordinary income recognized with respect to the receipt of cash, shares of Class B Common Stock or other property under the 2021 Plan will be subject to both wage withholding and other employment taxes. In addition to the customary methods of satisfying withholding tax liabilities that arise with respect to the delivery of cash or property (or vesting thereof), the Company may satisfy the liability in whole or in part by withholding shares of Class B Common Stock from those that would otherwise be issuable to the participant or by the participant tendering other shares owned by him or her, valued at their fair market value as of the date that the tax withholding obligation arises.

The Company generally will be allowed a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by the participant, provided that such amount constitutes an ordinary and necessary business expense and is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply.

Change in Control.    In general, if the total amount of payments to a participant that are contingent upon a “change in control” of the Company (as defined in Section 280G of the Code), including awards under the 2021 Plan that vest upon a “change in control,” equals or exceeds three times the individual’s “base amount” (generally, such participant’s average annual compensation for the five calendar years preceding the change in control), then, subject to certain exceptions, the payments may be treated as “parachute payments” under the Code, in which case a portion of such payments would be non-deductible to the Company and the participant would be subject to a 20% excise tax on such portion of the payments.

Certain Limitations on Deductibility of Executive Compensation.     With certain limited exceptions, Section 162(m) of the Code denies a deduction to publicly held corporations for compensation paid to certain executive officers in excess of $1 million per executive per taxable year (including any deduction with respect to the exercise of an NQSO or SAR or the disqualifying disposition of stock purchased pursuant to an ISO).

On March 31, 2023, the last reported sale price of Class B Common Stock on the NYSE was $13.82 per share.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
APPROVAL OF AMENDMENT TO THE 2021 PLAN AS DESCRIBED ABOVE.

Independent Registered Public Accountants

Zwick CPA, LLC (“Zwick”) has served the Company as its independent registered public accounting firm since September 2022. In 2021, the Company retained Zwick to audit the Company’s subsidiary Genie Retail Energy International, LLC for the years ended December 31, 2021 and 2020.The Audit Committee of the Board of Directors has not yet appointed the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. Zwick has been retained to review the Company’s financial statements for the first quarter of 2023.

We expect that representatives for Zwick will be present at the Annual Meeting via video or telephonic conference, will be available to respond to appropriate questions and will have the opportunity to make such statements as they may desire.

BDO USA, LLP (“BDO”) served as the Company’s independent registered public accounting firm from August 20, 2019 to August 24, 2022 as well as previously from July 29, 2013 until July 6, 2018.

On August 24, 2022, BDO informed the Company that it was resigning as the Company’s independent registered public accounting firm for the remainder of Fiscal 2022.

BDO’s report on the Company’s consolidated financial statements as of December 31, 2021 and 2020 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2021 and 2020, and the subsequent interim period through August 24, 2022, there were no disagreements between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreements in connection with its report on the Company’s financial statements for such periods.

Other than as set forth below, during the years ended December 31, 2021 and 2020, and the subsequent interim period through August 24, 2022, there were no “reportable events”, as defined in Regulation S-K Item 304(a)(1)(v).

As previously disclosed, in evaluating the effectiveness of disclosure controls and procedures and the Company’s internal controls over financial reporting, management concluded that deficiencies in the design and operating effectiveness of the Company’s internal controls represented a material weakness in the Company’s internal control over financial reporting and, therefore, that the Company did not maintain effective disclosure controls and procedures or internal control over financial reporting as of December 31, 2020, March 31, 2021, June 30, 2021, September 30, 2021, December 31, 2021, March 31, 2022 and June 30, 2022. The reported material weakness was as follows:

The Company reported in its Annual Report on Form 10-K as of December 31, 2020, a material weakness in internal control specifically related to management’s review of the income tax provision. During 2021, the Company implemented certain remediation measures related to the material weakness, however, the Company concluded that its internal controls over financial reporting was ineffective as of December 31, 2021. The weakness will not be considered remediated, until the applicable controls operate for a sufficient period of time and management has concluded, through testing, that these controls are operating effectively. The Company completed remediation of this material weakness in 2022.

Other than during the period that BDO served as the Company’s independent registered public accounting firm, during the Company’s two most recent fiscal years and the subsequent interim period through August 24, 2022, the Company did not consult BDO with respect to any of the matters or events listed in Regulation S-K Item 304(a)(2).

Audit and Non-Audit Fees

The following table presents fees billed for professional services rendered by Zwick for Fiscal Years ended December 31, 2022 and December 31, 2021.

Year Ended December 31	2022			2021
Audit Fees		$193,000	(1)	$149,500	(2)
Audit Related Fees		—		—
Tax Fees		—		5,229
All Other Fees		—		—
Total	$			$154,729

____________

(1)      “Audit Fees” include fees and expenses billed for the audit of our consolidated financial statements.

(2)      “Audit Fees” include fees and expenses billed for the audit of the consolidated financial statements of Genie Retail Energy International, LLC for the years ended December 31, 2021 and 2020, and fees for services provided in connection with review of registration statements and consents.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of the Company’s independent registered public accounting firm. The Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm, and all such services were approved by the Audit Committee in 2022 and 2021.

The Audit Committee assesses requests for services by the independent registered public accounting firm using several factors. The Audit Committee will consider whether such services are consistent with the PCAOB’s and SEC’s rules on auditor independence. In addition, the Audit Committee will determine whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service based upon the members’ familiarity with the Company’s business, people, culture, accounting systems, risk profile and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality.

Report of the Audit Committee

The primary purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company’s financial reporting process and internal controls, and the external audit functions. The Audit Committee’s role is more fully described in its charter, which can be found on the Company’s website at www.genie.com/governance.php. The Audit Committee reviews its charter no less frequently than annually. On an annual basis (and if changes are made to the relevant rules or definitions, when those changes are implemented), the Board of Directors (with input from the Corporate Governance Committee and advisors) reviews the NYSE listing standards’ definition of independence for Audit Committee members, questionnaires completed by the Audit Committee members and all information available to the Board of Directors regarding relationships that could reasonably be expected to impact the independence of the members in accordance with those standards. At a meeting held on March 9, 2023, the Corporate Governance Committee determined and recommended to the Board of Directors that it determine, and based in part on that recommendation, the Board of Directors determined, that each member of the Audit Committee meets the relevant standards. In addition, the Corporate Governance Committee annually reviews the relevant definitions of financial literacy and Audit Committee financial expert with the information provided in the completed questionnaires to make determinations and recommendations to the Board of Directors. The Board of Directors, with input from its Corporate Governance Committee, has also determined that each of W. Wesley Perry, Alan Rosenthal and Allan Sass is financially literate in accordance with the NYSE listing standards and that W. Wesley Perry qualifies as an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K.

The Company’s management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to reasonably ensure compliance with accounting standards, applicable laws, and regulations. The Company has an Internal Audit Department that reports to the Audit Committee and to the Company’s executive management. That department is responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of the Company’s system of internal controls related to, among other matters, the reliability and integrity of the Company’s financial information and the safeguarding of the Company’s assets. The Company has also retained EisnerAmper for certain services related to the internal audit function, particularly with regard to the audit of electronic systems.

The Company’s independent registered public accounting firm for fiscal year 2022, Zwick CPA, LLC, is responsible for performing an audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles. The Audit Committee has ultimate authority and responsibility for selecting, compensating, evaluating and, when appropriate, replacing the Company’s independent registered public accounting firm, and evaluates its independence. The Audit Committee has the authority to engage its own outside advisors, including experts in particular areas of accounting, as it determines appropriate, apart from counsel or advisors hired by the Company’s management.

Audit Committee members are not professional accountants or auditors, and the function of the Audit Committee is not intended to duplicate or to certify the activities of the Company’s management or independent registered public accounting firm. The Audit Committee cannot certify that the independent registered public accounting firm is “independent” under applicable rules. The Audit Committee serves a Board-level oversight role in which it provides advice, counsel, and direction to the Company’s management and to the auditors on the basis of the information it receives, discussions with the Company’s management and auditors, and the experience of the Audit Committee’s members in business, financial, and accounting matters.

The Audit Committee’s agenda for the course of a fiscal year includes reviewing the Company’s annual and quarterly financial statements, internal controls over financial reporting, and audit and other matters. In each of the first three quarters of fiscal 2022, the Audit Committee met with the Company’s then independent registered public accounting firm and the Company’s management to review the Company’s interim financial results before the publication of the Company’s quarterly earnings news releases and periodic filings made with the Securities and Exchange Commission. The Company’s management’s and the independent registered public accounting firm’s presentations to, and discussions with, the Audit Committee cover various topics and events that may have significant financial impact or are the subject of discussions between the Company’s management and the independent audit firm. The Audit Committee discusses with management policies with respect to risk assessment and risk management. The Audit Committee is responsible for establishing procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls , or auditing matters, including confidential, anonymous submission by the Company’s employees, received through established procedures, of any concerns regarding questionable accounting or auditing matters.

Among other matters, the Audit Committee monitors the activities and performance of the Company’s Internal Audit Department and independent registered public accounting firm, including the audit scope, external audit fees, auditor independence matters, and the extent to which the independent registered public accounting firm can be retained to perform non-audit services. The Company’s independent registered public accounting firm has provided the Audit Committee with the written disclosures and the letter required by the PCAOB regarding those firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with that firm and the Company’s management that firm’s independence. In accordance with the Audit Committee charter and the requirements of law, the Audit Committee pre-approves all services to be provided by the Company’s then independent registered public accounting firm. Pre-approval is required for audit services, audit-related services, tax services, and other services.

The Audit Committee has reviewed and discussed with the Company’s management the audited financial statements of the Company as of, and for the year ended, December 31, 2022, as well as the effectiveness of the Company’s internal controls over financial reporting as of December 31, 2022. The Audit Committee has also reviewed and discussed with Zwick CPA, LLC the matters required to be discussed with the independent registered public accounting firm by applicable PCAOB rules regarding “Communication with Audit Committees.”

In reliance on these reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the Company’s audited financial statements as of, and for the year ended, December 31, 2022 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
W. Wesley Perry – Chairman
Alan Rosenthal
Allan Sass

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Act, as amended, or the Exchange Act, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing report, as well as any charters or policies referenced within this Proxy Statement, shall not be incorporated by reference into any such filings, nor shall they be deemed to be soliciting material or deemed filed with the SEC under the Act or under the Exchange Act.

OTHER INFORMATION

Submission of Proposals for the 2024 Meeting of Stockholders

Stockholders who wish to present proposals for inclusion in the Company’s proxy materials in connection with the 2024 annual meeting of stockholders must submit such proposals in writing to the Corporate Secretary of the Company at 520 Broad Street, Newark, New Jersey 07102, which proposals must be received at such address no later than December 9, 2023. In addition, any stockholder proposal submitted with respect to the Company’s 2022 annual meeting of stockholders, which proposal is submitted outside the requirements of Rule 14a-8 under the Exchange Act and, therefore, will not be included in the relevant proxy materials, will be considered untimely for purposes of Rule 14a-4 and 14a-5 if written notice thereof is received by the Company’s Corporate Secretary after February 23, 2024.

Availability of Annual Report on Form 10-K

Additional copies of the Company’s 2022 Annual Report on Form 10-K may be obtained by contacting Bill Ulrey, Vice President — Investor Relations and External Affairs, by phone at (973) 438-3838, by mail addressed to Bill Ulrey, Vice President — Investor Relations and External Affairs, at 520 Broad Street, Newark, NJ 07102, or may be requested through the Investor Relations section of our website: https://genie.com/investors/investor-relations/ under the Request Info tab.

Other Matters

The Board of Directors knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies granted will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to fill in, sign and promptly return the accompanying form in the enclosed envelope.

BY ORDER OF THE BOARD OF DIRECTORS
April 3, 2023

Joyce Mason
Corporate Secretary

EXHIBIT A

GENIE ENERGY LTD.
2021 STOCK OPTION AND INCENTIVE PLAN

(Amended and Restated effective March 21, 2023)

1.    Purpose; Types of Awards; Construction.

The purpose of the Genie Energy Ltd. 2021 Stock Option and Incentive Plan (the “Plan”) is to provide incentives to executive officers, employees, directors and consultants of Genie Energy Ltd. (the “Company”), or any subsidiary of the Company which now exists or hereafter is organized or acquired by the Company, to acquire a proprietary interest in the Company, to continue as officers, employees, directors or consultants, to increase their efforts on behalf of the Company and to promote the success of the Company’s business. The provisions of the Plan are intended to satisfy the requirements of Section 16(b) of the Securities Exchange Act of 1934, as amended and shall be interpreted in a manner consistent with the requirements thereof.

2.    Definitions.

As used in the Plan, the following words and phrases shall have the meanings indicated:

(a)      “Affiliate” means, with respect to a Person, a Person that directly or indirectly controls, is controlled by, or is under common control with such Person.

(b)      “Agreement” shall mean a written agreement entered into between the Company and a Grantee in connection with an award under the Plan.

(c)      “Board” shall mean the Board of Directors of the Company.

(d)      “Change in Control” means a change in ownership or control of the Company effected through the following:

any Person, (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, (C) any corporation or other entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of common stock, or (D) directly or directly by: (i) any Person (or one or more Related Parties of such Person) who, together with such Person’s Related Parties on January 1, 2023, owned beneficially or of record securities representing 15% or more of the combined voting power of the Company’s then outstanding voting securities, or (ii) as otherwise determined by the Committee), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or any of its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 25% or more of the combined voting power of the Company’s then outstanding voting securities.

(e)      “Class B Common Stock” shall mean shares of Class B Common Stock, par value $.01 per share, of the Company.

(f)      “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(g)      “Committee” shall mean the Compensation Committee of the Board or such other committee as the Board may designate from time to time to administer the Plan.

(h)      “Company” shall mean Genie Energy Ltd., a corporation incorporated under the laws of the State of Delaware, or any successor corporation.

(i)      “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of officer, employee, director or consultant is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers between locations of the Company or among the Company, any Related Entity or any successor in any capacity of officer, employee, director or consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of officer, employee, director or consultant

(except as otherwise provided in the applicable Agreement). An approved leave of absence shall include sick leave, maternity leave, military leave (including without limitation service in the National Guard or the Army Reserves) or any other personal leave approved by the Committee. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days unless reemployment upon expiration of such leave is guaranteed by statute or contract.

(j)      “Corporate Transaction” means any of the following transactions:

(i)   a merger or consolidation of the Company with any other corporation or other entity, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) 80% or more of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquired 25% or more of the combined voting power of the Company’s then outstanding securities; or

(ii)  a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of its assets (or any transaction having a similar effect).

(k)      “Deferred Stock Units” mean a Grantee’s rights to receive shares of Class B Common Stock on a deferred basis, subject to such restrictions, forfeiture provisions and other terms and conditions as shall be determined by the Committee.

(l)      “Disability” shall mean a Grantee’s inability to perform his or her duties with the Company or any of its Affiliates by reason of any medically determinable physical or mental impairment, as determined by a physician selected by the Grantee and acceptable to the Company.

(m)    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(n)      “Fair Market Value” per share as of a particular date shall mean (i) the closing sale price per share of Class B Common Stock on the national securities exchange on which the Class B Common Stock is principally traded for the last preceding date on which there was a sale of Class B Common Stock on such exchange, or (ii) if the shares of Class B Common Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Class B Common Stock in such over-the-counter market for the last preceding date on which there was a sale of Class B Common Stock in such market, or (iii) if the shares of Class B Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

(o)      “Family Member” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships), any person sharing the household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons control the management of assets, and any other entity in which these persons own more than 50% of the voting interests.

(p)      “Grantee” shall mean a person who receives a grant of Options, Stock Appreciation Rights, Limited Rights, Deferred Stock Units or Restricted Stock under the Plan.

(q)      “Incentive Stock Option” shall mean any option intended to be, and designated as, an incentive stock option within the meaning of Section 422 of the Code.

(r)      “Independent Director” means a member of the Board who has been determined by the Board to be “independent” in accordance with the Company’s Corporate Governance Guidelines and who is not an employee of the Company or any Subsidiary.

(s)      “Independent Director Annual Grant” shall mean an award of 2,920 shares of Restricted Stock, which equals $20,000 determined on the date that was thirty (30) days following consummation of the Spin-Off.

(t)      “Independent Director Grant Date” shall mean January 5 of the applicable year (or the following business day if January 5 is not a business day).

(u)      “Insider” shall mean a Grantee who is subject to the reporting requirements of Section 16(a) of the Exchange Act.

(v)      “Insider Trading Policy” shall mean the Insider Trading Policy of the Company, as may be amended from time to time.

(w)     “Limited Right” shall mean a limited stock appreciation right granted pursuant to Section 10 of the Plan.

(x)      “Nonqualified Stock Option” shall mean any option not designated as an Incentive Stock Option.

(y)      “Option” or “Options” shall mean a grant to a Grantee of an option or options to purchase shares of Class B Common Stock.

(z)      “Option Agreement” shall have the meaning set forth in Section 6 of the Plan.

(aa)    “Option Price” shall mean the exercise price of the shares of Class B Common Stock covered by an Option.

(bb)    “Parent” shall mean any company (other than the Company) in an unbroken chain of companies ending with the Company if, at the time of granting an award under the Plan, each of the companies other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

(cc)    “Person” shall have the meaning for such term as used in Sections 13(d) and 14(d) of the Exchange Act

(dd)    “Plan” means this Genie Energy Ltd. 2021 Stock Option and Incentive Plan, as amended or restated from time to time.

(ee)    “Related Entity” means any Parent, Subsidiary or any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds a substantial ownership interest, directly or indirectly.

(ff)     “Related Entity Disposition” means the sale, distribution or other disposition by the Company of all or substantially all of the Company’s interest in any Related Entity effected by a sale, merger or consolidation or other transaction involving such Related Entity or the sale of all or substantially all of the assets of such Related Entity.

(gg)    “Related Person” shall mean as to any Person, (i) an Affiliate of such Person, (ii) one or more trusts solely for the benefit of any such Person and/or any Family Member(s) of such Person or (iii) one or more entities that directly or indirectly control, are controlled by, or are under common control with, such Person or and/or any Family Member(s) of such Person.

(hh)    “Restricted Period” shall have the meaning set forth in Section 11(b) of the Plan.

(ii)     “Restricted Stock” means shares of Class B Common Stock issued under the Plan to a Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of refusal, repurchase provisions, forfeiture provisions and other terms and conditions as shall be determined by the Committee.

(jj)     “Retirement” shall mean a Grantee’s retirement in accordance with the terms of any tax-qualified retirement plan maintained by the Company or any of its Affiliates in which the Grantee participates.

(kk)    “Rule 16b-3” shall mean Rule 16b-3, as from time to time in effect, promulgated under the Exchange Act, including any successor to such Rule.

(ll)     “Stock Appreciation Right” shall mean the right, granted to a Grantee under Section 9 of the Plan, to be paid an amount measured by the appreciation in the Fair Market Value of a share of Class B Common Stock from the date of grant to the date of exercise of the right, with payment to be made in cash or Class B Common Stock, as specified in the award or determined by the Committee.

(mm) “Subsidiary” shall mean any company (other than the Company) in an unbroken chain of companies beginning with the Company if each of the companies other than the last company in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

(nn)    “Tax Event” shall have the meaning set forth in Section 17 of the Plan.

(oo)    “Ten Percent Stockholder” shall mean a Grantee who at the time an Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary.

3.    Administration.

(a)      The Plan shall be administered by the Committee, the members of which may be composed of (i) “non-employee directors” under Rule 16b-3 or (ii) any other members of the Board.

(b)      The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Options, Stock Appreciation Rights, Limited Rights, Deferred Stock Units and Restricted Stock; to determine which options shall constitute Incentive Stock Options and which Options shall constitute Nonqualified Stock Options; to determine which Options (if any) shall be accompanied by Limited Rights; to determine the purchase price of the shares of Class B Common Stock covered by each Option; to determine the persons to whom, and the time or times at which awards shall be granted; to determine the number of shares to be covered by each award; to interpret the Plan and any award under the Plan; to reconcile any inconsistent terms in the Plan or any award under the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Agreements (which need not be identical) and to cancel or suspend awards, as necessary; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

(c)      All decisions, determination and interpretations of the Committee shall be final and binding on all Grantees of any awards under the Plan. No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any award granted hereunder.

(d)      The Committee may delegate to one or more executive officers of the Company the authority to (i) grant awards under the Plan to employees of the Company and its Subsidiaries who are not officers or directors of the Company, (ii) execute and deliver documents or take such other ministerial actions on behalf of the Committee with respect to awards and (iii) to make interpretations of the Plan. The grant of authority in this Section 3(d) shall be subject to such conditions and limitations as may be determined by the Committee. If the Committee delegates authority to any such executive officer or executive officers of the Company pursuant to this Section 3(d), and such executive officer or executive officers grant awards pursuant to such delegated authority, references in the Plan to the “Committee” as they relate to such awards shall be deemed to refer to such executive officer or executive officers, as applicable.

4.    Eligibility.

Awards may be granted to executive officers, employees, directors and consultants of the Company or of any Subsidiary. In addition to any other awards granted to Independent Directors hereunder, awards shall be granted to Independent Directors pursuant to Section 12 of the Plan. In determining the persons to whom awards shall be granted and the number of shares to be covered by each award, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Company and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

5.    Stock.

(a)      The maximum number of shares of Class B Common Stock reserved for the grant of awards under the Plan shall be one million five hundred thousand (1,500,000), all of which may be granted as Incentive Stock Options, subject to adjustment as provided below and in Section 13 of the Plan. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company.

(b)      If any outstanding award under the Plan should, for any reason expire, be canceled or be forfeited (other than in connection with the exercise of a Stock Appreciation Right or a Limited Right), without having been exercised in full, the shares of Class B Common Stock allocable to the unexercised, canceled or terminated portion of such award shall (unless the Plan shall have been terminated) become available for subsequent grants of awards under the Plan, unless otherwise determined by the Committee.

6.    Terms and Conditions of Options.

(a)      OPTION AGREEMENT.    Each Option granted pursuant to the Plan shall be evidenced by a written agreement between the Company and the Grantee (the “Option Agreement”), in such form and containing such terms and conditions as the Committee shall from time to time approve, which Option Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such Option Agreement.

(b)      NUMBER OF SHARES.    Each Option Agreement shall state the number of shares of Class B Common Stock to which the Option relates.

(c)      TYPE OF OPTION.    Each Option Agreement shall specifically state that the Option constitutes an Incentive Stock Option or a Nonqualified Stock Option. In the absence of such designation, the Option will be deemed to be a Nonqualified Stock Option.

(d)      OPTION PRICE.    Each Option Agreement shall state the Option Price, which, in the case of an Incentive Stock Option, shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Class B Common Stock covered by the Option on the date of grant. The Option Price shall be subject to adjustment as provided in Section 13 of the Plan.

(e)      MEDIUM AND TIME OF PAYMENT.    The Option Price shall be paid in full, at the time of exercise, in cash or in shares of Class B Common Stock having a Fair Market Value equal to such Option Price or in a combination of cash and Class B Common Stock including a cashless exercise procedure through a broker-dealer; provided, however, that in the case of an Incentive Stock Option, the medium of payment shall be determined at the time of grant and set forth in the applicable Option Agreement.

(f)      TERM AND EXERCISABILITY OF OPTIONS.    Each Option Agreement shall provide the exercise schedule for the Option as determined by the Committee, provided, that, the Committee shall have the authority to accelerate the exercisability of any outstanding option at such time and under such circumstances as it, in its sole discretion, deems appropriate. The exercise period will be ten (10) years from the date of the grant of the option unless otherwise determined by the Committee; provided, however, that in the case of an Incentive Stock Option, such exercise period shall not exceed ten (10) years from the date of grant of such Option. The exercise period shall be subject to earlier termination as provided in Sections 6(g) and 6(h) of the Plan. An Option may be exercised, as to any or all full shares of Class B Common Stock as to which the Option has become exercisable, by written notice delivered in person or by mail to the administrator designated by the Company, specifying the number of shares of Class B Common Stock with respect to which the Option is being exercised.

(g)      TERMINATION.    Except as provided in this Section 6(g) and in Section 6(h) of the Plan, an Option may not be exercised unless the Grantee is then in the employ of or maintaining a director or consultant relationship with the Company or a Subsidiary thereof (or a company or a Parent or Subsidiary of such company issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies), and unless the Grantee has remained in Continuous Service with the Company or any Subsidiary since the date of grant of the Option. In the event that the employment or consultant relationship of a Grantee shall terminate (other than by reason of death, Disability or Retirement), all Options of such Grantee that are exercisable at the time of Grantee’s termination may, unless earlier terminated in accordance with their terms, be exercised within one hundred eighty (180) days after the date of termination (or such different period as the Committee shall prescribe).

(h)      DEATH, DISABILITY OR RETIREMENT OF GRANTEE.    If a Grantee shall die while employed by, or maintaining a director or consultant relationship with, the Company or a Subsidiary thereof, or within thirty (30) days after the date of termination of such Grantee’s employment, director or consultant relationship (or within such different period as the Committee may have provided pursuant to Section 6(g) of the Plan), or if the Grantee’s employment, director or consultant relationship shall terminate by reason of Disability, all Options theretofore granted to such Grantee (to the extent otherwise exercisable) may, unless earlier terminated in accordance with their terms, be exercised by the Grantee or by the Grantee’s estate or by a person who acquired the right to exercise such Options by bequest or inheritance or otherwise by result of death or Disability of the Grantee, at any time within one hundred eighty (180) days after the death or Disability of the Grantee (or such different period as the Committee shall prescribe). In the event that an Option granted hereunder shall be exercised by the legal representatives of a deceased or former Grantee, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative to exercise such Option. In the event that the employment, director or consultant relationship of a Grantee shall terminate on account of such Grantee’s Retirement, all Options of such Grantee that are exercisable at the time of such Retirement may, unless earlier terminated in accordance with their terms, be exercised at any time within one hundred eighty (180) days after the date of such Retirement (or such different period as the Committee shall prescribe).

(i)      Notwithstanding anything to the contrary herein, the Committee may reprice (or undertake any program or other action that is considered to be a repricing under formal or informal guidance issued by the exchange or market on which the Company’s Class B Common Stock then trades or is quoted) any Option without the approval of the stockholders of the Company. For this purpose, “reprice” means: (i) lowering the Option Price of an Option after it is granted when its Option Price exceeds the then Fair Market Value of a share of Class B Common Stock, (ii) canceling an Option at a time when its Option Price exceeds the then Fair Market Value of a share of , in exchange for another Option, Restricted Stock, payments in cash or any combination of another Option, Restricted Stock or payments in cash, or (iii) other action or series of actions that has the same or similar effect to the foregoing.

(j)      OTHER PROVISIONS.    The Option Agreements evidencing awards under the Plan shall contain such other terms and conditions not inconsistent with the Plan as the Committee may determine.

7.    Nonqualified Stock Options.

Options granted pursuant to this Section 7 are intended to constitute Nonqualified Stock Options and shall be subject only to the general terms and conditions specified in Section 6 of the Plan.

8.    Incentive Stock Options.

Options granted pursuant to this Section 8 are intended to constitute Incentive Stock Options and shall be subject to the following special terms and conditions, in addition to the general terms and conditions specified in Section 6 of the Plan:

(a)      LIMITATION ON VALUE OF SHARES.    To the extent that the aggregate Fair Market Value of shares of Class B Common Stock subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Subsidiary) exceeds $100,000, such excess Options, to the extent of the shares covered thereby in excess of the foregoing limitation, shall be treated as Nonqualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the shares of Class B Common Stock shall be determined as of the date that the Option with respect to such shares was granted.

(b)      TEN PERCENT STOCKHOLDER.   In the case of an Incentive Stock Option granted to a Ten Percent Stockholder, (i) the Option Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of the shares of Class B Common Stock on the date of grant of such Incentive Stock Option, and (ii) the exercise period shall not exceed five (5) years from the date of grant of such Incentive Stock Option.

9.    Stock Appreciation Rights.

The Committee shall have authority to grant a Stock Appreciation Right, either alone or in tandem with any Option. A Stock Appreciation Right granted in tandem with an Option shall, except as provided in this Section 9 or as may be determined by the Committee, be subject to the same terms and conditions as the related Option. Each Stock Appreciation Right granted pursuant to the Plan shall be evidenced by a written Agreement between the Company and the Grantee in such form as the Committee shall from time to time approve, which Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such Agreement:

(a)      TIME OF GRANT.    A Stock Appreciation Right may be granted at such time or times as may be determined by the Committee.

(b)      PAYMENT.    A Stock Appreciation Right shall entitle the holder thereof, upon exercise of the Stock Appreciation Right or any portion thereof, to receive payment of an amount computed pursuant to Section 9(d) of the Plan.

(c)      EXERCISE.    A Stock Appreciation Right shall be exercisable at such time or times and only to the extent determined by the Committee, and will not be transferable. A Stock Appreciation Right granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a share of Class B Common Stock on the date of exercise exceeds the purchase price specified in the related Incentive Stock Option. Unless otherwise approved by the Committee, no Grantee shall be permitted to exercise any Stock Appreciation Right during the period beginning two weeks prior to the end of each of the Company’s fiscal quarters and ending on the second business day following the day on which the Company releases to the public a summary of its fiscal results for such period.

(d)      AMOUNT PAYABLE.    Upon the exercise of a Stock Appreciation Right, the Optionee shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a share of Class B Common Stock on the date of exercise of such Stock Appreciation Right over the exercise or other base price of the Stock Appreciation Right or, if applicable, the Option Price of the related Option, by (ii) the number of shares of Class B Common Stock as to which such Stock Appreciation Right is being exercised.

(e)      TREATMENT OF RELATED OPTIONS AND STOCK APPRECIATION RIGHTS UPON EXERCISE.    Upon the exercise of a Stock Appreciation Right, the related Option, if any, shall be canceled to the extent of the number of shares of Class B Common Stock as to which the Stock Appreciation Right is exercised. Upon the exercise or surrender of an option granted in connection with a Stock Appreciation Right, the Stock Appreciation Right shall be canceled to the extent of the number of shares of Class B Common Stock as to which the Option is exercised or surrendered.

(f)      METHOD OF EXERCISE.    Stock Appreciation Rights shall be exercised by a Grantee only by a written notice delivered to the Company in accordance with procedures specified by the Company from time to time. Such notice shall state the number of shares of Class B Common Stock with respect to which the Stock Appreciation Right is being exercised. A Grantee may also be required to deliver to the Company the underlying Agreement evidencing the Stock Appreciation Right being exercised and any related Option Agreement so that a notation of such exercise may be made thereon, and such Agreements shall then be returned to the Grantee.

(g)      FORM OF PAYMENT.    Payment of the amount determined under Section 9(d) of the Plan may be made solely in whole shares of Class B Common Stock in a number based upon their Fair Market Value on the date of exercise of the Stock Appreciation Right or, alternatively, at the sole discretion of the Committee, solely in cash, or in a combination of cash and shares of Class B Common Stock as the Committee deems advisable. If the Committee decides to make full payment in shares of Class B Common Stock and the amount payable results in a fractional share, payment for the fractional share will be made in cash.

10.  Limited Stock Appreciation Rights.

The Committee shall have authority to grant a Limited Right, either alone or in tandem with any Option. Each Limited Right granted pursuant to the Plan shall be evidenced by a written Agreement between the Company and the Grantee in such form as the Committee shall from time to time approve, which Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such Agreement:

(a)      TIME OF GRANT.    A Limited Right may be granted at such time or times as may be determined by the Committee.

(b)      EXERCISE.    A Limited Right may be exercised only (i) during the ninety-day period following the occurrence of a Change in Control or (ii) immediately prior to the effective date of a Corporate Transaction. A Limited Right shall be exercisable at such time or times and only to the extent determined by the Committee, and will not be transferable except to the extent any related Option is transferable or as otherwise determined by the Committee. A Limited Right granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a share of Class B Common Stock on the date of exercise exceeds the purchase price specified in the related Incentive Stock Option.

(c)      AMOUNT PAYABLE.    Upon the exercise of a Limited Right, the Grantee thereof shall receive in cash whichever of the following amounts is applicable:

(i)   in the case of the realization of Limited Rights by reason of an acquisition of common stock described in clause (i) of the definition of “Change in Control” (Section 2(c) above), an amount equal to the Acquisition Spread as defined in Section 10(d)(ii) below; or

(ii)  in the case of the realization of Limited Rights by reason of stockholder approval of an agreement or plan described in clause (i) of the definition of “Corporate Transaction” (Section 2(i) above), an amount equal to the Merger Spread as defined in Section 10(d)(iv) below; or

(iii) in the case of the realization of Limited Rights by reason of the change in composition of the Board described in clause (ii) of the definition of “Change in Control” or stockholder approval of a plan or agreement described in clause (ii) of the definition of Corporate Transaction, an amount equal to the Spread as defined in Section 10(d)(v) below.

Notwithstanding the foregoing provisions of this Section 10(c) (or unless otherwise approved by the Committee), in the case of a Limited Right granted in respect of an Incentive Stock Option, the Grantee may not receive an amount in excess of the maximum amount that will enable such option to continue to qualify under the Code as an Incentive Stock Option.

(d)      DETERMINATION OF AMOUNTS PAYABLE.    The amounts to be paid to a Grantee pursuant to Section 10 (c) shall be determined as follows:

(i)   The term “Acquisition Price per Share” as used herein shall mean, with respect to the exercise of any Limited Right by reason of an acquisition of common stock described in clause (i) of the definition of Change in Control, the greatest of (A) the highest price per share shown on the Statement on Schedule 13D or amendment thereto filed by the holder of 25% or more of the voting power of the Company that gives rise to the exercise of such Limited Right, (B) the highest price paid in any tender or exchange offer which is in effect at any time during the ninety-day period ending on the date of exercise of the Limited Right, or (C) the highest Fair Market Value per share of common stock during the ninety day period ending on the date the Limited Right is exercised.

(ii)  The term “Acquisition Spread” as used herein shall mean an amount equal to the product computed by multiplying (A) the excess of (1) the Acquisition Price per Share over (2) the exercise or other base price of the Limited Right or, if applicable, the Option Price per share of common stock at which the related Option is exercisable, by (B) the number of shares of common stock with respect to which such Limited Right is being exercised.

(iii) The term “Merger Price per Share” as used herein shall mean, with respect to the exercise of any Limited Right by reason of stockholder approval of an agreement described in clause (i) of the definition of Corporate Transaction, the greatest of (A) the fixed or formula price for the acquisition of shares of common stock specified in such agreement, if such fixed or formula price is determinable on the date on which such Limited Right is exercised, (B) the highest price paid in any tender or exchange offer which is in effect at any time during the ninety-day period ending on the date of exercise of the Limited Right, (C) the highest Fair Market Value per share of common stock during the ninety-day period ending on the date on which such Limited Right is exercised.

(iv) The term “Merger Spread” as used herein shall mean an amount equal to the product. computed by multiplying (A) the excess of (1) the Merger Price per Share over (2) the exercise or other base price of the Limited Right or, if applicable, the Option Price per share of common stock at which the related Option is exercisable, by (B) the number of shares of common stock with respect to which such Limited Right is being exercised.

(v)  The term “Spread” as used herein shall mean, with respect to the exercise of any Limited Right by reason of a change in the composition of the Board described in clause (ii) of the definition of Change in Control or stockholder approval of a plan or agreement described in clause (ii) of the definition of Corporate Transaction, an amount equal to the product computed by multiplying (i) the excess of (A) the greater of (1) the highest price paid in any tender or exchange offer which is in effect at any time during the ninety-day period ending on the date of exercise of the Limited Right or (2) the highest Fair Market Value per share of common stock during the ninety day period ending on the date the Limited Right is exercised over (B) the exercise or other base price of the Limited Right or, if applicable, the Option Price per share of common stock at which the related Option is exercisable, by (ii) the number of shares of common stock with respect to which the Limited Right is being exercised.

(e)      TREATMENT OF RELATED OPTIONS AND LIMITED RIGHTS UPON EXERCISE.     Upon the exercise of a Limited Right, the related Option, if any, shall cease to be exercisable to the extent of the shares of Class B Common Stock with respect to which such Limited Right is exercised but shall be considered to have been exercised to that extent for purposes of determining the number of shares of Class B Common Stock available for the grant of future awards pursuant to the Plan. Upon the exercise or termination of a related Option, if any, the Limited Right with respect to such related Option shall terminate to the extent of the shares of Class B Common Stock with respect to which the related Option was exercised or terminated.

(f)      METHOD OF EXERCISE.    To exercise a Limited Right, the Grantee shall (i) deliver written notice to the Company specifying the number of shares of Class B Common Stock      with respect to which the Limited Right is being exercised, and (ii) if requested by the Committee, deliver to the Company the Agreement evidencing the Limited Rights being exercised and, if applicable, the Option Agreement evidencing the related Option; the Company shall endorse thereon a notation of such exercise and return such Agreements to the Grantee. The date of exercise of a Limited Right that is validly exercised shall be deemed to be the date on which there shall have been delivered the instruments referred to in the first sentence of this paragraph (f).

11.  Restricted Stock.

The Committee may award shares of Restricted Stock to any eligible employee, director or consultant of the Company or of any Subsidiary. Each award of Restricted Stock under the Plan shall be evidenced by a written Agreement between the Company and the Grantee, in such form as the Committee shall from time to time approve, which Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such Agreement:

(a)      NUMBER OF SHARES.    Each Agreement shall state the number of shares of Restricted Stock to be subject to an award.

(b)      RESTRICTIONS.    Shares of Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, for such period as the Committee shall determine from the date on which the award is granted (the “Restricted Period”). The Committee may also impose such additional or alternative restrictions and conditions on the shares as it deems appropriate including, but not limited to, the satisfaction of performance criteria. Such performance criteria may include sales, earnings before interest and taxes, return on investment, earnings per share, any combination of the foregoing or rate of growth of any of the foregoing, as determined by the Committee. The Company may, at its option, maintain issued shares in book entry form. Certificates, if any, for shares of stock issued pursuant to Restricted Stock awards shall bear an appropriate legend referring to such restrictions, and any attempt to dispose of any such shares of stock in contravention of such restrictions shall be null and void and without effect. During the Restricted Period, any such certificates shall be held in escrow by an escrow agent appointed by the Committee. In determining the Restricted Period of an award, the Committee may provide that the foregoing restrictions shall lapse with respect to specified percentages of the awarded shares on successive anniversaries of the date of such award.

(c)      FORFEITURE.    Subject to such exceptions as may be determined by the Committee, if the Grantee’s Continuous Service with the Company or any Subsidiary shall terminate for any reason prior to the expiration of the Restricted Period of an award, any shares remaining subject to restrictions (after taking into account the provisions of Subsection (e) of this Section 11) shall thereupon be forfeited by the Grantee and transferred to, and retired by, the Company without cost to the Company or such Subsidiary, and such shares shall become available for subsequent grants of awards under the Plan, unless otherwise determined by the Committee.

(d)      OWNERSHIP.    During the Restricted Period, the Grantee shall possess all incidents of ownership of such shares, subject to Subsection (b) of this Section 11, including the right to receive dividends with respect to such shares and to vote such shares.

(e)      ACCELERATED LAPSE OF RESTRICTIONS.    Upon the occurrence of any of the events specified in Section 14 of the Plan (and subject to the conditions set forth therein), all restrictions then outstanding on any shares of Restricted Stock awarded under the Plan shall lapse as of the applicable date set forth in Section 14. The Committee shall have the authority (and the Agreement may so provide) to cancel all or any portion of any outstanding restrictions prior to the expiration of the Restricted Period with respect to any or all of the shares of Restricted Stock awarded on such terms and conditions as the Committee shall deem appropriate.

12.  Independent Director Restricted Stock.

The provisions of this Section 12 shall apply only to certain grants of Restricted Stock to Independent Directors, as provided below. Except as set forth in this Section 12, the other provisions of the Plan shall apply to grants of Restricted Stock to Independent Directors to the extent not inconsistent with this Section.

(a)      GENERAL.    Independent Directors shall receive Restricted Stock in accordance with this Section 12. Restricted Stock granted pursuant to this Section 12 shall be subject to the terms of such section and shall not be subject to discretionary acceleration of vesting by the Committee. Unless determined otherwise by the Committee, Independent Directors shall not receive separate and additional grants hereunder for being an Independent Director of (i) the Company and a Subsidiary or (ii) more than one Subsidiary.

(b)      INITIAL GRANTS OF RESTRICTED STOCK.    An Independent Director who first becomes an Independent Director shall receive a pro-rata amount (based on projected quarters of service to the following Independent Director Grant Date) of an Independent Director Annual Grant on his date of appointment as an Independent Director.

(c)      ANNUAL GRANTS OF RESTRICTED STOCK.    On each Independent Director Grant Date, each Independent Director shall receive an Independent Director Annual Grant and, at the option of the Independent Director, an award of Restricted Stock equal to up to $50,000 (in lieu of Independent Director cash compensation) based on the average of the high and low trading price of the Class B Common Stock on the trading date prior to the Independent Director Grant Date.

(d)      VESTING OF RESTRICTED STOCK.    Restricted Stock granted under this Section 12 shall be fully vested on the date of grant.

13.  Deferred Stock Units.

The Committee may award Deferred Stock Units to any outside director, eligible employee or consultant of the Company or of any Subsidiary. Each award of Deferred Stock Units under the Plan shall be evidenced by a written Agreement between the Company and the Grantee, in such form as the Committee shall from time to time approve, which Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such Agreement:

(a)      NUMBER OF SHARES.    Each Agreement for Deferred Stock Units shall state the number of shares of Class B Common Stock to be subject to an award.

(b)      RESTRICTIONS.    Deferred Stock Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, until shares of Class B Common Stock are payable with respect to an award. The Committee may impose such vesting restrictions and conditions on the payment of shares as it deems appropriate including the satisfaction of performance criteria. Such performance criteria may include sales, earnings before interest and taxes, return on investment, earnings per share, any combination of the foregoing or rate of growth of any of the foregoing, as determined by the Committee.

(c)      FORFEITURE.    Subject to such exceptions as may be determined by the Committee, if the Grantee’s Continuous Service with the Company or any Subsidiary shall terminate for any reason prior to the Grantee becoming fully vested in the award, then the Grantee’s rights under any unvested Deferred Stock Units shall be forfeited without cost to the Company or such Subsidiary.

(d)      OWNERSHIP.    Until shares are delivered with respect to Deferred Stock Units, the Grantee shall not possess any incidents of ownership of such shares, including the right to receive dividends with respect to such shares and to vote such shares.

(e)      ACCELERATED LAPSE OF RESTRICTIONS.    Upon the occurrence of any of the events specified in Section 15 of the Plan (and subject to the conditions set forth therein), all restrictions then outstanding on any Deferred Stock Units awarded under the Plan shall lapse as of the applicable date set forth in Section 15. The Committee shall have the authority, without the approval of the stockholders of the Company, (and the Agreement may so provide) to amend or cancel all or any portion of any outstanding restrictions, including, but not limited to, restrictions in connection with certain performance criteria and/or types of termination of service, prior to the expiration of any restricted period with respect to any or all of the shares of Deferred Stock Units awarded on such terms and conditions as the Committee shall deem appropriate.

14.  Effect of Certain Changes.

(a)      ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.    In the event of any extraordinary dividend, stock dividend, recapitalization, merger, consolidation, stock split, warrant or rights issuance, or combination or exchange of such shares, or other similar transactions, the Committee shall equitably adjust (i) the maximum number of Options or shares of Restricted Stock that may be awarded to a Grantee in any calendar year (as provided in Section 5 hereof), (ii) the number of shares of Class B Common Stock available for awards under the Plan, (iii) the number and/or kind of shares covered by outstanding awards and (iv) the price per share of Options or the applicable market value of Stock Appreciation Rights or Limited Rights, in each such case so as to reflect such event and preserve the value of such awards; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

(b)      CHANGE IN CLASS B COMMON STOCK.    In the event of a change in the Class B Common Stock as presently constituted that is limited to a change of all of its authorized shares of Class B Common Stock, into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Class B Common Stock within the meaning of the Plan.

15.  Corporate Transaction; Change in Control; Related Entity Disposition.

(a)      CORPORATE TRANSACTION.    In the event of a Corporate Transaction, each award which is at the time outstanding under the Plan shall automatically become fully vested and exercisable and, in the case of an award of Restricted Stock or an award of Deferred Stock Units, shall be released from any restrictions on transfer (except with regard to the Insider Trading Policy and such other agreements between the Grantee and the Company) and repurchase or forfeiture rights, immediately prior to the specified effective date of such Corporate Transaction. Effective upon the consummation of the Corporate Transaction, all outstanding awards of Options, Stock Appreciation Rights and Limited Rights under the Plan shall terminate, unless otherwise determined by the Committee. However, all such awards shall not terminate if the awards are, in connection with the Corporate Transaction, assumed by the successor corporation or Parent thereof.

(b)      CHANGE IN CONTROL.    In the event of a Change in Control (other than a Change in Control which is also a Corporate Transaction), each award which is at the time outstanding under the Plan automatically shall become fully vested and exercisable and, in the case of an award of Restricted Stock or an award of Deferred Stock Units, shall be released from any restrictions on transfer and repurchase or forfeiture rights, immediately prior to the specified effective date of such Change in Control.

(c)      RELATED ENTITY DISPOSITION.    The Continuous Service of each Grantee (who is primarily engaged in service to a Related Entity at the time it is involved in a Related Entity Disposition) shall terminate effective upon the consummation of such Related Entity Disposition, and each outstanding award of such Grantee under the Plan shall become fully vested and exercisable and, in the case of an award of Restricted Stock or an award of Deferred Stock Units, shall be released from any restrictions on transfer (except with regard to the Insider Trading Policy and such other agreements between the Grantee and the Company). Unless otherwise determined by the Committee, the Continuous Service of a Grantee shall not be deemed to terminate (and each outstanding award of such Grantee under the Plan shall not become fully vested and exercisable and, in the case of an award of Restricted Stock or an award of Deferred Stock Units, shall not be released from any restrictions on transfer) if (i) a Related Entity Disposition involves the spin-off of a Related Entity, for so long as such Grantee continues to remain in the service of such entity that constituted the Related Entity immediately prior to the consummation of such Related Entity Disposition (“SpinCo”) in any capacity of officer, employee, director or consultant or (ii) an outstanding award is assumed by the surviving corporation (whether SpinCo or otherwise) or its parent entity in connection with a Related Entity Disposition.

(d)      SUBSTITUTE AWARDS.    The Committee may grant awards under the Plan in substitution of stock-based incentive awards held by employees, consultants or directors of another entity who become employees, consultants or directors of the Company or any Subsidiary by reason of a merger or consolidation of such entity with the Company or any Subsidiary, or the acquisition by the Company or a Subsidiary of property or equity of such entity, upon such terms and conditions as the Committee may determine, and such awards shall not count against the share limitation set forth in Section 5 of the Plan.

16.  Period During which Awards May Be Granted.

Awards may be granted pursuant to the Plan, from time to time, until March 8, 2031 which is within a period of ten (10) years from the date the Board adopted the Plan.

17.  Transferability of Awards.

(a)      Incentive Stock Options and Stock Appreciation Rights may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by the laws of descent and distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee or his or her guardian or legal representative.

(b)      Nonqualified Stock Options shall be transferable in the manner and to the extent acceptable to the Committee, as evidenced by a writing signed by the Company and the Grantee. Nonqualified Stock Options (together with any Stock Appreciation Rights or Limited Rights related thereto) shall be transferable by a Grantee as a gift to the Grantee’s “family members” (as defined in Form S-8) under such terms and conditions as may be established by the Committee; provided that the Grantee receives no consideration for the transfer. Notwithstanding the transfer by a Grantee of a Nonqualified Stock Option, the transferred Nonqualified Stock Option shall continue to be subject to the same terms and conditions as were applicable to the Nonqualified Stock Option immediately before the transfer (including, without limitation, the Insider Trading Policy) and the Grantee will continue to remain subject to the withholding tax requirements set forth in Section 18 hereof.

(c)      The terms of any award granted under the Plan, including the transferability of any such award, shall be binding upon the executors, administrators, heirs and successors of the Grantee.

(d)      Restricted Stock shall remain subject to the Insider Trading Policy after the expiration of the Restricted Period. Deferred Stock Units shall remain subject to the Insider Trading Policy after payment thereof.

18.  Agreement by Grantee regarding Withholding Taxes.

If the Committee shall so require, as a condition of exercise of an Option, Stock Appreciation Right or Limited Right, the expiration of a Restricted Period or payment of a Deferred Stock Unit (each, a “Tax Event”), each Grantee shall agree that no later than the date of the Tax Event, the Grantee will pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the Tax Event. Unless determined otherwise by the Committee, a Grantee shall permit, to the extent permitted or required by law, the Company to withhold federal, state and local taxes of any kind required by law to be withheld upon the Tax Event from any payment of any kind due to the Grantee. Unless otherwise determined by the Committee, any such above-described withholding obligation may, in the discretion of the Company, be satisfied by the withholding by the Company or delivery to the Company of Class B Common Stock.

19.  Rights as a Stockholder.

Except as provided in Section 11(d) of the Plan, a Grantee or a transferee of an award shall have no rights as a stockholder with respect to any shares covered by the award until the date of the issuance of such shares to him or her. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date such shares are issued, except as provided in Section 14(a) of the Plan.

20.  No Rights to Employment; Forfeiture of Gains.

Nothing in the Plan or in any award granted or Agreement entered into pursuant hereto shall confer upon any Grantee the right to continue as a director of, in the employ of, or in a consultant relationship with, the Company or any Subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or such Agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary to terminate such Grantee’s employment or consulting relationship. Awards granted under the Plan shall not be affected by any change in duties or position of a Grantee as long as such Grantee continues to be employed by, or in a consultant relationship with, or a director of the Company or any Subsidiary. The Agreement for any award under the Plan may require the Grantee to pay to the Company any financial gain realized from the prior exercise, vesting or payment of the award in the event that the Grantee engages in conduct that violates any non-compete, non-solicitation or non-disclosure obligation of the Grantee under any agreement with the Company or any Subsidiary, including, without limitation, any such obligations provided in the Agreement.

21.  Beneficiary.

A Grantee may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Grantee, the executor or administrator of the Grantee’s estate shall be deemed to be the Grantee’s beneficiary.

22.  Approval; Amendment and Termination of the Plan.

(a)      APPROVAL.    The Plan initially became effective when adopted by the Board on March 8, 2021 and shall terminate on the tenth anniversary of such date. The Plan was ratified by the Company’s sole stockholder on May 12, 2021. The Board amended the Plan on March 21, 2023 to increase the amount of authorized shares under the Plan to 1,500,000 shares of Class B Common Stock and to change the definition of Change in Control. The Company’s stockholders ratified such amendments to the Plan on May 10, 2023.

(b)      AMENDMENT AND TERMINATION OF THE PLAN.    The Board, or the Committee if so delegated by the Board, at any time and from time to time may suspend, terminate, modify or amend the Plan; however, unless otherwise determined by the Board, or the Committee if applicable, an amendment that requires stockholder approval in order for the Plan to continue to comply with any law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders. Except as provided in Section 14(a) of the Plan, no suspension, termination, modification or amendment of the Plan may adversely affect any award previously granted, unless the written consent of the Grantee is obtained.

23.  Governing Law.

The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware.

24.  Section 409A of the Code.

It is the intention of the Company that no award shall be “deferred compensation” subject to Section 409A of the Code, unless and to the extent that the Committee specifically determines otherwise as provided in this Section 24, and the Plan and the terms and conditions of all awards shall be interpreted accordingly. The terms and conditions governing any awards that the Committee determines will be subject to Section 409A of the Code shall be set forth in the applicable award Agreement and shall comply in all respects with Section 409A of the Code. Notwithstanding any provision of the Plan to the contrary, if one or more of the payments or benefits received or to be received by a Grantee pursuant to an award would cause the Grantee to incur any additional tax or interest under Section 409A of the Code, the Committee may reform such provision to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Section 409A of the Code. Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local or foreign law. The Company shall not be liable to any Grantee for any tax, interest, or penalties that Grantee might owe as a result of the grant, holding, vesting, exercise, or payment of any award under the Plan.

ANNUAL MEETING OF STOCKHOLDERS OF GENIE ENERGY LTD. May 10, 2023 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. Important Notice Regarding the Availability of Proxy Materials for the Genie Energy Ltd. Stockholders Meeting to be Held on May 10, 2023: The Notice of Annual Meeting and Proxy Statement and the 2022 Annual Report are available at: https://genie.com/investors/investor-relations/ Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 00003333330000001000 2 051023 THE BOARD OF DIRECTORS RECOMMENDS VOTES “FOR” THE LISTED NOMINEES AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting and Proxy Statement and the 2022 Annual Report. Electronic Distribution If you would like to receive future GENIE ENERGY LTD. proxy statements and annual reports electronically, please visit www.astfinancial.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. FOR AGAINST ABSTAIN Election of Directors: Howard S. Jonas Joyce J. Mason W. Wesley Perry Alan Rosenthal Allan Sass To approve an amendment to the Genie Energy Ltd. Stock Option and Incentive Plan that will: (a) increase the number of shares of the Company’s Class B common stock available for the grant of awards thereunder by 500,000; (b) revise the provision regarding changes to awarded deferred stock units (which are sometimes referred to as restricted stock units and which we refer to in the proxy statement to which this Proxy Card is attached as “DSUs”); and (c) make changes to certain definitions in the Plan. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GENIE ENERGY LTD. 520 Broad Street, Newark, New Jersey 07102 (973) 438-3500 PROXY FOR ANNUAL MEETING OF STOCKHOLDERS To Be Held May 10, 2023 The undersigned appoints Michael Stein and Joyce J. Mason, or either one of them, as the proxy of the undersigned with full power of substitution to attend and vote at the Annual Meeting of Stockholders (the “Annual Meeting”) of Genie Energy Ltd. to be held at Genie Energy Ltd.’s offices at 520 Broad Street, 4th Floor, Newark, New Jersey 07102 on May 10, 2023 at 11:00 a.m., Eastern Time, and any adjournment or postponement of the Annual Meeting, according to the number of votes the undersigned would be entitled to cast if personally present, for or against any proposal, including the election of members of the Board of Directors, and any and all other business that may come before the Annual Meeting, except as otherwise indicated on the reverse side of this card. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS AND “FOR” PROPOSAL 2. (Continued and to be signed on 1.1 the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF GENIE ENERGY LTD. May 10, 2023 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. Vote online until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. PROXY VOTING INSTRUCTIONS COMPANY NUMBER ACCOUNT NUMBER Important Notice Regarding the Availability of Proxy Materials for the Genie Energy Ltd. Stockholders Meeting to be Held on May 10, 2023: The Notice of Annual Meeting and Proxy Statement and the 2022 Annual Report are available at: https://genie.com/investors/investor-relations/ Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. 00003333330000001000 2 051023 THE BOARD OF DIRECTORS RECOMMENDS VOTES “FOR” THE LISTED NOMINEES AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting and Proxy Statement and the 2022 Annual Report. Electronic Distribution If you would like to receive future GENIE ENERGY LTD. proxy statements and annual reports electronically, please visit www.astfinancial.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Howard S. Jonas Joyce J. Mason W. Wesley Perry Alan Rosenthal Allan Sass 2. To approve an amendment to the Genie Energy Ltd. Stock Option and Incentive Plan that will: (a) increase the number of shares of the Company’s Class B common stock available for the grant of awards thereunder by 500,000; (b) revise the provision regarding changes to awarded deferred stock units (which are sometimes referred to as restricted stock units and which we refer to in the proxy statement to which this Proxy Card is attached as “DSUs”); and (c) make changes to certain definitions in the Plan. FOR AGAINST ABSTAIN MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.